EXHIBIT 4.12

NEW JERSEY NATURAL GAS COMPANY
$50,000,000 3.15% Senior Notes due April 15, 2028
______________
NOTE PURCHASE AGREEMENT
_____________
Dated as of February 8, 2013

3288961.01.20.doc
2200749

TABLE OF CONTENTS
(Not a part of the Agreement)
SECTION    HEADING    PAGE

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Section 5.15.	Existing Debt	12
Section 5.16.	Foreign Assets Control Regulations, Etc	13
Section 5.17.	Status under Certain Statutes	13
Section 5.18.	Environmental Matters	15
Section 5.19.	Perfection of Liens	16
Section 5.20.	First Mortgage Bonds Pari Passu	14
Section 5.21.	No Event of Default	14
SECTION 6.	REPRESENTATIONS OF THE PURCHASERS	16
Section 6.1.	Purchase for Investment	16
Section 6.2.	Source of Funds	17
SECTION 7.	INFORMATION AS TO COMPANY	18
Section 7.1.	Financial and Business Information	19
Section 7.2.	Officer’s Certificate	22
Section 7.3.	Inspection	23
SECTION 8.	PREPAYMENT OF THE NOTES	23
Section 8.1.	Required Prepayments	23
Section 8.2.	Required Prepayment—Condemnation; Required Sale	23
Section 8.3.	Optional Prepayments with Make-Whole Amount	24
Section 8.4.	Allocation of Partial Prepayments	25
Section 8.5.	Maturity; Surrender, Etc.	25
Section 8.6.	Purchase of Notes	25
Section 8.7.	Make-Whole Amount for Notes	25
Section 8.8.	Offer to Prepay upon Asset Disposition	27
Section 8.9.	Offer to Prepay in the Event of a Change of Control	28
SECTION 9.	AFFIRMATIVE COVENANTS	29
Section 9.1.	Compliance with Laws	29
Section 9.2.	Insurance	29
Section 9.3.	Maintenance of Properties	30
Section 9.4.	Payment of Taxes and Claims	30
Section 9.5.	Corporate Existence, Etc.	30
Section 9.6.	Regulated Nature	30
Section 9.7.	Notes to Rank Pari Passu	30
SECTION 10.	NEGATIVE COVENANTS	31
Section 10.1.	Limitations on Debt	31
Section 10.2.	Liens	31
Section 10.3.	Restricted Payments	34
Section 10.4.	Restrictions on Dividends of Subsidiaries, Etc.	34
Section 10.5.	Sale of Assets, Etc.	34
Section 10.6.	Merger, Consolidation, Etc.	35

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ATTACHMENTS TO NOTE PURCHASE AGREEMENT:
SCHEDULE A    —    Information Relating to Purchasers
SCHEDULE B    —    Defined Terms
SCHEDULE 4.9    —    Changes in Corporate Structure
SCHEDULE 5.3    —    Disclosure Materials
SCHEDULE 5.4    —    Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5    —    Financials
SCHEDULE 5.8    —    Certain Litigation
SCHEDULE 5.11    —    Patents, Etc.
SCHEDULE 5.14    —    Use of Proceeds
SCHEDULE 5.15    —    Existing Debt
EXHIBIT 1    —    Form of 3.15% Note due April 15, 2028
EXHIBIT 2    —    Form of Supplemental Indenture
EXHIBIT 4.4(a)    —    Form of Opinion of Special Counsel to the Company
EXHIBIT 4.4(b)    —    Form of Opinion of Special Counsel to the Purchasers

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NEW JERSEY NATURAL GAS COMPANY
1415 WYCKOFF ROAD
WALL, NEW JERSEY 07719
3.15% Senior Notes due April 15, 2028
Dated as of February 8, 2013
TO THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:
Ladies and Gentlemen:
NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation (the “Company”), agrees with the purchasers listed in the attached Schedule A (each a “Purchaser” and collectively, the “Purchasers”) as follows:

SECTION 1.	AUTHORIZATION OF NOTES.
The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 3.15% Senior Notes due April 15, 2028 (the “Notes,” such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.	SALE AND PURCHASE OF NOTES AND SECURITY FOR THE NOTES.
Section 2.1.    Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. Each Purchaser’s obligations hereunder are several and not joint and no Purchaser shall have any obligation or liability to any Person for the performance or nonperformance by any other Purchaser hereunder.
Section 2.2.    Security for the Notes; First Mortgage Bonds; Release; New Security for the Notes    . (a) Prior to the Release Date, the Notes shall be secured by an equal principal amount of the First Mortgage Bonds issued by the Company under the Mortgage Indenture to U.S. Bank

National Association, as collateral agent for the holders of the Notes. The First Mortgage Bonds will rank pari passu with all other existing and future first mortgage bonds issued pursuant to the Mortgage Indenture.
(b)    Terms of First Mortgage Bonds. The First Mortgage Bonds will have the same stated interest rate, interest payment dates, stated maturity and redemption provisions (including Make‑Whole Amount, if any), and will be in the same aggregate principal amount, as the Notes; provided, however, that the interest rate on defaulted principal, Make‑Whole Amount, if any, and interest on the First Mortgage Bonds, to the extent permitted by law, is 6% per annum. Payments of the principal of, Make‑Whole Amount, if any, and interest on the Notes shall be deemed to satisfy and discharge the Company’s obligation to make such payments on the First Mortgage Bonds. Principal of, Make‑Whole Amount, if any, and interest on the First Mortgage Bonds are payable at the principal office of the Mortgage Trustee in Chicago, Illinois or at the Company’s option at the principal office of the Collateral Agent.
(c)    Parallel Payments of Notes and First Mortgage Bonds. The First Mortgage Bonds shall contain optional and mandatory redemption provisions (including Make‑Whole Amount, if any) which correspond to the optional and mandatory prepayment provisions of the Notes; provided, however, that the interest rate on defaulted principal, Make‑Whole Amount, if any, and interest on the First Mortgage Bonds, to the extent permitted by law, is 6% per annum. In addition, the First Mortgage Bonds shall be subject to mandatory redemption if the Company or the Mortgage Trustee is notified that an Event of Default under this Agreement has occurred and is continuing and that the principal amount of all Notes then outstanding has become due and payable in accordance with this Agreement. Prior to the Release Date and from and after the New Security Date:
(1)    In the event the Company elects to or is required to prepay the Notes, in whole or in part, in accordance with the provisions of this Agreement, the Company’s obligations with respect to a principal amount of First Mortgage Bonds or New First Mortgage Bonds, as applicable, equal to the principal amount of such Notes being prepaid will, upon prepayment of such Notes, be satisfied and discharged, and the Collateral Agent shall deliver corresponding First Mortgage Bonds or New First Mortgage Bonds, as applicable, in a principal amount equal to the principal amount of the Notes so prepaid to the Company for further delivery to the Mortgage Trustee or the trustee under the New Indenture, as applicable, for cancellation.
(2)    In the event the Company elects to or is required to redeem First Mortgage Bonds or New First Mortgage Bonds, as applicable, in whole or in part, in accordance with the provisions of the Mortgage Indenture or the New Indenture, as applicable, the Company shall prepay a principal amount of Notes equal to the principal amount of such First Mortgage

Bonds or New First Mortgage Bonds, as applicable, being redeemed in accordance with the provisions of Section 8.2 or Section 8.3, as applicable, and the Company’s obligation in respect of First Mortgage Bonds or New First Mortgage Bonds, as applicable, equal to the principal amount of such prepaid Notes will be satisfied and discharged, and the Collateral Agent shall deliver corresponding First Mortgage Bonds or New First Mortgage Bonds, as applicable, in a principal amount equal to the principal amount of such Notes so prepaid to the Company for further delivery to the Mortgage Trustee or the trustee under the New Indenture, as applicable, for cancellation.
(d)    Release of Security for the Notes. Upon the occurrence of the Release Date, the Company shall promptly furnish the Collateral Agent and each holder of the Notes an Officer’s Certificate certifying that the conditions precedent to the occurrence of the Release Date have been satisfied. From and after the Release Date, the obligations of the Company with respect to the First Mortgage Bonds shall be deemed to be satisfied and discharged, the First Mortgage Bonds shall cease to secure in any manner the Company’s obligations under this Agreement or the Notes, and the Collateral Agent shall forthwith deliver the First Mortgage Bonds to the Company which shall then deliver the First Mortgage Bonds to the Mortgage Trustee for cancellation. On the Release Date, the Notes shall become unsecured obligations of the Company and will rank pari passu in right of repayment with other unsecured Senior Debt of the Company. Following the Release Date, the Company shall cause the Mortgage Indenture to be closed after payment of all first mortgage bonds and the Company shall not issue any additional first mortgage bonds under the Mortgage Indenture.
(e)    New Security for the Notes. At any time after the Release Date, the Company may, at its option without the consent of the holders, secure the outstanding Notes by an equal principal amount of New First Mortgage Bonds issued by the Company under a New Indenture upon the Company’s compliance with the requirements of Section 24.

SECTION 3.	CLOSING.
The execution and delivery of this Agreement will be made at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York 10103 on February 8, 2013 (the “Execution Date”).
The sale and purchase of the Notes to be purchased by the Purchasers shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York 10103, at 11:00 a.m., New York, New York time, at a closing (the “Closing”) on April 15, 2013 or on such other Business Day thereafter on or prior to April 30, 2013 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the funding instructions provided pursuant to Section 4.10. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1.    Representations and Warranties. (a) The representations and warranties of the Company in this Agreement shall be true and correct (i) upon execution and delivery hereof on the Execution Date and (ii) at the time of the Closing, except for any representation or warranty that by its terms speaks as of a particular time, in which case such representation or warranty shall have been correct as of that time, and (b) the representations and warranties of the Company in the Mortgage Indenture (including the Supplemental Indenture) and the First Mortgage Bond Documents to which it is a party shall be correct upon execution and delivery of the First Mortgage Bond Documents at the time of the Closing.
Section 4.2.    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement, the Mortgage Indenture (including the Supplemental Indenture) and the First Mortgage Bond Documents to which it is a party required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) and the issue of the First Mortgage Bonds, no Default or Event of Default shall have occurred and be continuing.

Section 4.3.    Compliance Certificates.
(a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary, dated the date of Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, the Supplemental Indenture, the First Mortgage Bond Documents to which it is a party, the Notes and the First Mortgage Bonds and (ii) the Company’s organizational documents as then in effect.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Chapman and Cutler LLP, special counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Purchasers may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (b) from Schiff Hardin LLP, special counsel to the Purchasers in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted by Applicable Law, Etc. On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by any Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable it to determine whether such purchase is so permitted.
Section 4.6.    Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of the Closing pursuant to this Agreement and delivered the First Mortgage Bonds to the Collateral Agent pursuant to this Agreement and the Supplemental Indenture.

Section 4.7.    Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of special counsel to the Purchasers referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.
Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.
Section 4.9.    Changes in Corporate Structure. Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, such Purchaser shall have received written instructions executed by an authorized financial officer of the Company on letterhead of the Company directing the manner of the payment of funds and setting forth (a) the name of the transferee bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.
Section 4.11.    Board Approval. The New Jersey Board of Public Utilities shall have entered an appropriate order authorizing the issuance and sale of the Notes to the Purchasers and the delivery of the First Mortgage Bonds to the Collateral Agent as security for the Notes, upon terms not inconsistent with this Agreement, the Supplemental Indenture, the Notes and the First Mortgage Bonds and such order shall not be subject to appeal.
Section 4.12.    First Mortgage Bonds and Supplemental Indenture. (a) All conditions precedent set forth in the Mortgage Indenture with respect to the execution and delivery of the Supplemental Indenture and the issuance of the First Mortgage Bonds shall have been satisfied.
(b)    The First Mortgage Bonds, the Supplemental Indenture and the First Mortgage Bond Documents shall have been duly authorized, executed, authenticated in the case of the First Mortgage Bonds and delivered by the respective parties thereto, shall constitute legal, valid and binding contracts and agreements of such parties, and such Purchaser shall have received true, complete, executed copies thereof and a certified copy of the Mortgage Indenture.

(c)    The Mortgage Indenture and the Supplemental Indenture shall have been duly recorded as an indenture on real property and duly filed, recorded or indexed as a security interest in personal property so as to constitute a valid, perfected first Lien on all of the Company’s property covered by the Mortgage Indenture and the Supplemental Indenture, all in accordance with applicable law, and the Company shall have caused satisfactory evidence thereof to be furnished to such Purchaser and special counsel to the Purchasers.
Section 4.13.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and special counsel to the Purchasers, and such Purchaser and special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel to the Purchasers may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each Purchaser that:
Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or lease the properties it purports to own or lease, to transact the business it transacts and proposes to transact, to execute and deliver on the Execution Date, this Agreement, and, at the Closing, the Supplemental Indenture, the First Mortgage Bond Documents to which it is a party, the Notes and the First Mortgage Bonds, and to perform the provisions hereof, thereof and of the Mortgage Indenture.
Section 5.2.    Authorization, Etc. This Agreement, the Mortgage Indenture (including the Supplemental Indenture), the First Mortgage Bond Documents to which the Company is a party, the Notes, and the First Mortgage Bonds have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Mortgage Indenture constitute, and upon execution and delivery thereof the Supplemental Indenture, the First Mortgage Bond Documents to which the Company is a party, each Note and each First Mortgage Bond will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’

rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Company, through its agents, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated January 10, 2013 (the “Memorandum”), relating to the transactions contemplated hereby. Except as disclosed in Schedule 5.3, this Agreement, the Supplemental Indenture (upon execution and delivery thereof), the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5 (collectively, the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since September 30, 2012, there has been no change in the financial condition, operations, business or properties of the Company or any of its Restricted Subsidiaries except changes that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries.(a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether or not such Subsidiary is a Restricted Subsidiary and/or an Inactive Subsidiary.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).
(c)    Each Restricted Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or lease the properties it purports to own or lease and to transact the business it transacts and proposes to transact.

Section 5.5.    Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. Neither the execution and delivery by the Company of this Agreement, the Supplemental Indenture, the First Mortgage Bond Documents to which it is a party, the Notes or the First Mortgage Bonds nor the performance by the Company of this Agreement, the Mortgage Indenture (including the Supplemental Indenture), the First Mortgage Bond Documents to which it is a party, the Notes or the First Mortgage Bonds will (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Liens contemplated thereby) in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.
Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution and delivery by the Company of this Agreement, the Supplemental Indenture, the First Mortgage Bond Documents to which it is a party, the Notes or the First Mortgage Bonds or the performance by the Company of this Agreement, the Mortgage Indenture (including the Supplemental Indenture), the First Mortgage Bond Documents to which it is a party, the Notes or the First Mortgage Bonds other than such consents, approvals, authorizations, registrations, filings or declarations that have been or will be obtained or made prior to the date of the Closing.
Section 5.8.    Litigation; Observance of Statutes and Orders    .(a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Restricted Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, ERISA, Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended September 30, 2009.
Section 5.10.    Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title related to the ownership of their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement or the Mortgage Indenture (including the Supplemental Indenture), except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc. Except as disclosed in Schedule 5.11, the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks, trade names and domain names or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12.    Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to Section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or Section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.
(b)    The present value of the aggregate benefit liabilities under each of the Plans which are subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the beginning of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the market value, including accrued contributions, of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the term “present value” has the meaning specified in Section 3 of ERISA. The terms “market value” and “accrued contributions” shall have the meanings set forth in applicable Financial Accounting Standards Board standards.
(c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, are Material.
(d)    The accumulated post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Restricted Subsidiaries is not Material.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)‑(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) with respect to each Purchaser is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 5.13.    Private Offering by the Company. Neither the Company nor anyone authorized to act on its behalf has offered the Notes, the First Mortgage Bonds or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 9 other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Debt. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of December 31, 2012, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary the outstanding principal amount of which exceeds $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as provided in the Mortgage Indenture and any Bank Credit Agreement and as otherwise specifically indicated in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)    Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had

any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.
(d)    (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti‑Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non‑U.S. Governmental Authority for possible violation of Anti‑Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti‑Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;
(2)    To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and
(3)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti‑Corruption Laws.
Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or an “affiliated person” of an “investment company” or an “affiliated person” of such “affiliated person” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and shall not become such an “investment company” or such an “affiliated person” or under such “control.” Neither the Company nor any

Subsidiary is a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 2005, as amended. Based upon the immediately preceding sentence, neither the Company nor the issue and sale of the Notes or the issuance of the First Mortgage Bonds pursuant to the Supplemental Indenture is subject to regulation under the Public Utility Holding Company Act of 2005, as amended. Neither the Company nor any Subsidiary is subject to the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended. Neither the Company nor any Subsidiary is subject to any Federal or state statute or regulation limiting its ability to incur Debt except for rules and regulations of the New Jersey Board of Public Utilities.
Section 5.18.    Environmental Matters    . Except as disclosed in Schedule 5.8, neither the Company nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchasers in writing prior to the date of this Agreement:
(a)    neither the Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect;
(b)    neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and
(c)    all buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Section 5.19.    Perfection of Liens. (a) The Mortgage Indenture has been duly recorded and filed, and, on the date of the Closing, the Supplemental Indenture will have been duly recorded and filed, in each place in which such recording or filing is required to protect and preserve the Lien of the Mortgage Indenture and the Supplemental Indenture, as the case may be, in and to the Trust Estate and such Lien will constitute a valid, fully perfected and continuing first priority Lien in and to, all right, title and interest of the Company in the Trust Estate and all taxes and recording or filing fees required to be paid in connection with the execution, recording or filing of the Mortgage Indenture and the Supplemental Indenture have been or will have been duly paid, as the case may be.
(b)    On the date of the Closing, the Lien of the Collateral Agent in the First Mortgage Bonds will constitute a valid, fully perfected and continuing first priority Lien.
Section 5.20.    First Mortgage Bonds Pari Passu. On the date of the Closing, the Company’s obligations under the Supplemental Indenture and the First Mortgage Bonds will rank pari passu in right of payment, without preference or priority, with its obligations under each other series of first mortgage bonds issued and outstanding under the Mortgage Indenture.
Section 5.21.    No Event of Default. No “Event of Default” under the Mortgage Indenture exists on the date of execution and delivery of this Agreement or, upon the execution and delivery thereof, the Supplemental Indenture, or will exist immediately after giving effect to the transactions contemplated by this Agreement or the Supplemental Indenture and the applications of the proceeds from the issue and sale of the Notes and the issuance of the First Mortgage Bonds.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.
Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust fund’s property shall at all times be within such Purchaser’s or such pension or trust fund’s control. Each Purchaser represents that it is an “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2.    Source of Funds    . Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95‑60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95‑60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84‑14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96‑23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY.

Section 7.1.    Financial and Business Information. The Company shall deliver to each Purchaser and each holder of Notes that is an Institutional Investor:
(a)    Quarterly Statements — within 55 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:
(1)    a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(2)    consolidated and consolidating statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments, provided that (i) in the event the Company posts such financial statements on its home page on the worldwide web (at the date of this Agreement located at http://njr360.client.shareholder.com/njng-reports.cfm) within the time period specified above, such posting shall be deemed to satisfy the requirements of this Section 7.1(a) or (ii) in the event the Company becomes a reporting company under the Exchange Act, delivery to the Securities and Exchange Commission within the time period specified above of copies of the Company’s Quarterly Report on Form 10‑Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) and provided, further, that the Company shall be deemed to have made such delivery of the financial statements described above or such Form 10‑Q if it shall have timely posted such financial statements on its home page on the worldwide web or timely made such Form 10‑Q available on “EDGAR” and on its home page on the worldwide web, as the case may be, and shall have given such holder prior notice (such notice to include the address of its home page) of such availability on its home page or on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b)    Annual Statements — within 100 days after the end of each fiscal year of the Company, duplicate copies of,
(1)    a consolidated and consolidating balance sheet of the Company and its Subsidiaries, as at the end of such year, and
(2)    consolidated and consolidating statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that in the event the Company becomes a reporting company under the Exchange Act, the delivery within the time period specified above of the Company’s Annual Report on Form 10‑K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑K if it shall have timely made Electronic Delivery thereof;
(c)    SEC and Other Reports — with reasonable promptness, upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally and (2) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission, provided and to the extent that the Company’s Quarterly Report on Form 10‑Q or Annual Report on Form 10‑K is filed with the Securities and Exchange Commission such filing shall be deemed to satisfy the requirements of this Section 7.1(c) with respect to such filings;

(d)    Notice of Default or Event of Default — with reasonable promptness, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)    ERISA Matters — with reasonable promptness, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(1)    with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or
(2)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(3)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;
(f)    Unrestricted Subsidiaries — at such time as either (1) the aggregate amount of the total assets of all Unrestricted Subsidiaries exceeds 10% of the consolidated total assets of the Company and its Subsidiaries determined in accordance with GAAP or (2) one or more Unrestricted Subsidiaries account for more than 10% of the consolidated gross revenues of the Company and its Subsidiaries determined in accordance with GAAP, and within the respective periods provided in paragraphs (a) and (b) above, financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis) together with consolidating statements reflecting eliminations or adjustments required in order to reconcile such financial statements to the corresponding consolidated financial statements of the Company and its Subsidiaries delivered pursuant to paragraphs (a) and (b) above; and
(g)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Restricted Subsidiaries or relating to the ability of the Company to perform its obligations hereunder, under the Notes and, prior to the Release Date, under the Mortgage Indenture (including the Supplemental Indenture), the First Mortgage Bond Documents to which the Company is a party, and the First Mortgage Bonds and, from and after the New Security Date, under the New Indenture and the New First Mortgage Bonds (including any related new bond documents to which the Company is a party), as from time to time may be reasonably requested by any such holder of Notes.
Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):
(a)    Covenant Compliance — the information (including reasonably detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.5, inclusive, and Section 10.9 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
(b)    Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and, prior to the Release Date, the Mortgage Indenture (including the Supplemental Indenture), and the First Mortgage Bond Documents to which the Company is a party and, from and after the New Security Date, under the New Indenture and any related new bond documents to which the Company is a party, and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
Section 7.3.    Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior written notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default — if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

SECTION 8.	PREPAYMENT OF THE NOTES.
Section 8.1.    Required Prepayments    . Subject to Section 8.2, the Notes shall not be subject to required prepayments. The entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.
Section 8.2.    Required Prepayment—Condemnation; Required Sale    . (a) Prior to the Release Date, in the event that, pursuant to the terms of Section 8.08 of the Mortgage Indenture, the First Mortgage Bonds are called for redemption, in whole or in part, then the Company shall, (i) at least 30 days and not more than 60 days prior to the redemption date of the First Mortgage Bonds pursuant to Section 8.08 of the Mortgage Indenture, give written notice to the Collateral Agent, as the registered holder of the First Mortgage Bonds, and each holder of Notes, of the redemption of all or a portion of the First Mortgage Bonds and the corresponding prepayment of all or a portion of the Notes, and (ii) on the redemption date of the First Mortgage Bonds so called for redemption, prepay the Notes in an aggregate principal amount equal to the amount of First

Mortgage Bonds called for redemption at a prepayment price equal to 100% of the First Mortgage Bonds being redeemed, together with interest accrued thereon to the date of such prepayment. The notice described in (i) above shall specify the prepayment date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.
(b)    From and after the New Security Date, in the event that, pursuant to the terms of the New Indenture, the New First Mortgage Bonds are called for mandatory redemption, in whole or in part, in the event of the occurrence of events substantially similar to those described in Section 8.08 of the Mortgage Indenture, as in effect on the date of this Agreement, then the Company shall, (i) at least 30 days and not more than 60 days prior to the redemption date of the New First Mortgage Bonds pursuant to the New Indenture, give written notice to the Collateral Agent, as the registered holder of the New First Mortgage Bonds, and each holder of Notes, of the redemption of all or a portion of the New First Mortgage Bonds and the corresponding prepayment of all or a portion of the Notes, and (ii) on the redemption date of the New First Mortgage Bonds so called for redemption, prepay the Notes in an aggregate principal amount equal to the amount of first mortgage bonds called for redemption at a prepayment price equal to 100% of New First Mortgage Bonds being redeemed, together with interest accrued thereon to the date of such prepayment. The notice described in (i) above shall specify the prepayment date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.
Section 8.3.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment and the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.3 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.4.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2 or Section 8.3 hereof, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as reasonably practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments or purchases made pursuant to Section 8.6(b) or Section 8.8(a) shall be applied only to the Notes of the holders who have elected to participate in such prepayment or purchase.
Section 8.5.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.6.    Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.7.    Make-Whole Amount for Notes    . The term “Make-Whole Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York, New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on the Bloomberg Financial Markets Services Screen) for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
In the case of each determination under clause (a) or clause (b), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (i) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (ii) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” shall mean, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.3 or Section 12.1.
“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.8.    Offer to Prepay upon Asset Disposition.
(a)    Notice and Offer. In the event of a Transfer where the Company has elected to apply all or a portion of the Net Proceeds Amount of such Transfer pursuant to Section 10.5(b), the Company shall, no later than the 305th day following the date of such Transfer, give written notice of such event (an “Asset Disposition Prepayment Event”) to each holder of Notes. Such notice shall contain, and shall constitute, an irrevocable offer to prepay a Ratable Portion of the Notes held by such holder on the date (which shall be a Business Day) specified in such notice (the “Asset Disposition Prepayment Date”) which date shall be not less than 30 days and not more than 60 days after such notice.
(b)    Acceptance and Payment. A holder of Notes may accept or reject the offer to prepay pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company at least 10 days prior to the Asset Disposition Prepayment Date. A failure by a holder of the Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder. If so accepted, such offered prepayment in respect of the Ratable Portion of the Notes of each holder that has accepted such offer shall be due and payable on the Asset Disposition Prepayment Date. Such offered prepayment shall be made at 100% of the aggregate Ratable Portion of the Notes of each holder that has accepted such offer, together with interest on that portion of the Notes then being prepaid accrued to the Asset Disposition Prepayment Date, but without any Make-Whole Amount. If any holder of a Note rejects or is deemed to have rejected such offer of prepayment, the Company may use the Ratable Portion for such Note for general corporate purposes.
(c)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying: (1) the Asset Disposition Prepayment Date; (2) that such offer is being made pursuant to this Section 8.8 and that the failure by a holder to respond to such offer by the deadline established in Section 8.8(b) shall result in such offer to such holder being deemed rejected; (3) the Ratable Portion of each such Note offered to be prepaid; (4) the interest that would be due on the Ratable Portion of each such Note offered to be prepaid, accrued to the Asset Disposition Prepayment Date; (5) that the conditions of this Section 8.8 have been satisfied and (6) in reasonable detail, a description of the nature and date of the Asset Disposition Prepayment Event giving rise to such offer of prepayment.
Section 8.9.    Offer to Prepay in the Event of a Change of Control.
(a)    Notice of Change of Control. The Company will, at least 30 days prior to any Change of Control, give written notice of such Change of Control to each holder of the Notes. Such notice shall contain and constitute an offer to prepay the Notes as described in Section 8.9(c) and shall be accompanied by the certificate described in Section 8.9(f).
(b)    Notice of Acceptance of Offer under Section 8.9(a). If the Company shall at any time receive an acceptance to an offer to prepay Notes under Section 8.9(a) from some, but not all, of the holders of the Notes, then the Company will, within two Business Days after the receipt of such acceptance, give written notice of such acceptance to each other holder of the Notes.
(c)    Offer to Prepay Notes. The offer to prepay Notes contemplated by Section 8.9(a) shall be an offer to prepay, in accordance with and subject to this Section 8.9, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) at the time of the occurrence of the Change of Control.
(d)    Rejection; Acceptance. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.9 by causing a notice of such acceptance or rejection to be delivered to the Company prior to the prepayment date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.9(d) shall be deemed to constitute an acceptance of such offer by such holder.
(e)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.9 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made at the time of occurrence of a Change of Control.
(f)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.9 shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (i) the proposed prepayment date (which shall be the date of the Change of Control), (ii) that such offer is made pursuant to this Section 8.9, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the prepayment date, (v) that the conditions of this Section 8.9 have been fulfilled, and (vi) in reasonable detail, the nature and anticipated date of the Change of Control.

SECTION 9.	AFFIRMATIVE COVENANTS.
The Company covenants that so long as any of the Notes are outstanding:
Section 9.1.    Compliance with Laws    . Without limiting Section 10.13, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 9.2.    Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and in the same industry and similarly situated.

Section 9.3.    Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, governmental charge or levy if (1) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (2) the nonpayment of all such taxes, assessments, governmental charges and levies in the aggregate would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 9.5.    Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5, 10.6 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Wholly‑Owned Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 9.6.    Regulated Nature. The Company will at all times be and remain a Person that is subject under law to regulation by a public utility commission or other governmental regulatory body with oversight responsibilities for utilities.
Section 9.7.    Notes to Rank Pari Passu. After the Release Date until the New Security Date, the Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of the Company.

SECTION 10.	NEGATIVE COVENANTS.
The Company covenants that so long as any of the Notes are outstanding:
Section 10.1.    Limitations on Debt. From and after the Release Date until the New Security Date, the Company will not permit, as of the end of any fiscal quarter of the Company: (a) the ratio of Consolidated Total Debt to Consolidated Total Capitalization to exceed 0.65 to 1.00; or (b) Priority Debt to exceed 20% of Consolidated Total Capitalization.
Section 10.2.    Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:
(a)    Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;
(b)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;
(c)    Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (1) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (2) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts, and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;
(d)    subject to Section 11(k), any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

(e)    leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances or minor survey exceptions, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;
(f)    Liens on property or assets of any Restricted Subsidiary securing Debt owing to the Company or to a Wholly-Owned Restricted Subsidiary;
(g)    Liens existing on the date of the Closing and described on Schedule 5.15 hereto (other than Liens on “Excepted Property” of the Company as defined in the Mortgage Indenture as in effect on the date of the Closing);
(h)    Liens on accounts receivable owned by Securitization Subsidiaries that are Restricted Subsidiaries and incurred pursuant to Receivables Securitization Transactions;
(i)    any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, provided that:
(1)    any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon);
(2)    the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (i) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (ii) the Fair Market Value (as determined in good faith by one or more officers of the Company to whom authority to enter into the subject transaction has been delegated by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction;
(3)    any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property; and

(4)    after the Release Date until the New Security Date, the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitation set forth in Section 10.1(a) if tested on the date such Lien is created and not as of the end of the immediately preceding fiscal quarter of the Company;
(j)    any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person becoming a Subsidiary or such acquisition of property, (2) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien (i) other property which is an improvement to or is acquired for specific use in connection with such acquired property or (ii) other property that does not constitute property or assets of the Company or any of its Restricted Subsidiaries and (3) after the Release Date until the New Security Date, the aggregate amount of all Debt secured by such Liens shall be permitted by the limitation set forth in Section 10.1(a) if tested on the date of such event and not as of the end of the immediately preceding fiscal quarter of the Company;
(k)    (1) Liens on assets of the Company (other than Liens on “Excepted Property” as defined in the Mortgage Indenture as in effect on the date of the Closing) which Liens secure Debt outstanding as of the date of the Closing under the Mortgage Indenture and any additional Debt that is issued in accordance with Article Two of the Mortgage Indenture (as in effect on the date of the Closing) and after the Release Date until the New Security Date, is otherwise permitted by the limitation set forth in Section 10.1(a) if tested on the date of such event and not as of the end of the immediately preceding fiscal quarter of the Company; provided that such additional Debt shall not contain covenants, defaults and other terms and conditions more restrictive than or in addition to those contained in this Agreement; and (2) from and after the New Security Date, Liens on assets of the Company which Liens secure Debt that is issued in accordance with the New Indenture; provided that such additional Debt shall not contain covenants, defaults and other terms and conditions more restrictive than or in addition to those contained in this Agreement;
(l)    any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), (i), (j) or (k) of this Section 10.2, provided that (1) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (2) such Lien is not extended to any other property and (3) immediately after such extension, renewal or refunding no Default or Event of

Default would exist (provided that, after the Release Date until the New Security Date, with respect to the limitations set forth in Section 10.1, calculation of compliance therewith shall be made as of the date of determination under this Section 10.2(l) and not as of the end of the immediately preceding fiscal quarter of the Company); and
(m)    other Liens not otherwise permitted by paragraphs (a) through (l), inclusive, of this Section 10.2 securing Debt, provided that after the Release Date until the New Security Date, the Debt secured by such Liens shall be permitted by the limitations set forth in Section 10.1 if tested on the date such Lien is created and not as of the end of the immediately preceding fiscal quarter of the Company.
Section 10.3.    Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, declare or make or incur any liability to declare or make any Restricted Payment unless immediately after giving effect to such action no Default or Event of Default would exist (provided that, after the Release Date until the New Security Date, with respect to Section 10.1, calculation of compliance therewith shall be made as of the date of determination under this Section 10.3 and not as of the end of the immediately preceding fiscal quarter of the Company).
(b)    The Company will not, and will not permit any Restricted Subsidiary to, declare a Restricted Payment that is not payable within 60 days of such declaration.
Section 10.4.    Restrictions on Dividends of Subsidiaries, Etc    . The Company will not, and will not permit any Subsidiary to, enter into any agreement which would restrict any Restricted Subsidiary’s ability or right to pay dividends to, or make advances to or investments in, the Company or, if such Restricted Subsidiary is not directly owned by the Company, the “parent” Restricted Subsidiary of such Restricted Subsidiary; provided that the foregoing shall not apply to restrictions and conditions imposed by law or this Agreement, any Bank Credit Agreement or the Mortgage Indenture (in each case, as in effect on the date of Closing) or, if applicable, the New Indenture, so long as any such restrictions in the New Indenture are not more restrictive than such restrictions in the Mortgage Indenture, as in effect on the date of this Agreement.
Section 10.5.    Sale of Assets, Etc. (a) Except as permitted under Section 10.6 and Section 10.7, the Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:
(1)    in the good faith opinion of the Company, the Asset Disposition is in the best interest of the Company or such Restricted Subsidiary;
(2)    immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist (provided that, after the Release Date until the New Security Date,

with respect to Section 10.1, calculation of compliance therewith shall be made as of the date of determination under this Section 10.5 and not as of the end of the immediately preceding fiscal quarter of the Company); and
(3)    immediately after giving effect to the Asset Disposition the Disposition Value of all property that was the subject of any Asset Disposition occurring in the immediately preceding 12 consecutive month period would not exceed 10% of Consolidated Tangible Assets as of the end of the then most recently ended fiscal year of the Company.
(b)    If the Net Proceeds Amount for any Transfer is, within 365 days after such Transfer, (1) applied to a Debt Prepayment Application, (2) applied to or would otherwise constitute a Property Reinvestment Application or (3) applied to any combination of the foregoing clauses (1) and (2), then such Transfer, only for the purpose of determining compliance with subsection (3) of Section 10.5(a) as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.
(c)    Notwithstanding the foregoing, the sale of accounts receivable to a Securitization Subsidiary in connection with a Receivables Securitization Transaction shall not be considered an Asset Disposition for purposes of this Section 10.5; provided, that, to the extent any such sale results in the aggregate amount of Debt of all Securitization Subsidiaries under all Receivables Securitization Transactions being in excess of $100,000,000, the Company shall treat that portion of such sale resulting in the aggregate amount of Debt of all Securitization Subsidiaries under all Receivables Securitization Transactions being in excess of $100,000,000 as an Asset Disposition subject to this Section 10.5 without application of this clause (c).
Section 10.6.    Merger, Consolidation, Etc. The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (except that a Restricted Subsidiary may (x) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, the Company or another Restricted Subsidiary or any other Person so long as such Restricted Subsidiary is the surviving Person and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.5 or 10.7), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:
(a)    the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Corporation”), shall be a solvent Person organized and existing under the laws of the United States or any State thereof (including the District of Columbia);
(b)    if the Company is not the Successor Corporation, (1) such Person shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and, prior to the Release Date, the Mortgage Indenture (including the Supplemental Indenture), the First Mortgage Bond Documents to which it is a party and the First Mortgage Bonds and, from and after the New Security Date, the New Indenture, the New First Mortgage Bonds and any related new bond documents to which it is a party (pursuant to such agreements or instruments as shall be reasonably satisfactory to the Required Holders), and (2) such Person shall have caused to be delivered to each holder of the Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and
(c)    immediately after giving effect to such transaction, no Default or Event of Default would exist (provided that, after the Release Date until the New Security Date with respect to Section 10.1, calculation of compliance therewith shall be made as of the date of determination under this Section 10.6 and not as of the end of the immediately preceding fiscal quarter of the Company).
No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation that shall theretofore have become such in the manner prescribed in this Section 10.6 from its liability under this Agreement or the Notes or, prior to the Release Date, the Mortgage Indenture (including the Supplemental Indenture), the First Mortgage Bond Documents to which it is a party or the First Mortgage Bonds or, from and after the New Security Date, the New Indenture, the New First Mortgage Bonds or any related new bond documents to which it is a party.
Section 10.7.    Disposal of Ownership of a Restricted Subsidiary. The Company will not, and will not permit any Restricted Subsidiary to, sell or otherwise dispose of any shares of Restricted Subsidiary Stock, nor will the Company permit any such Restricted Subsidiary to issue, sell or otherwise dispose of any shares of its own Restricted Subsidiary Stock, provided that the foregoing restrictions do not apply to:
(a)    the issue of directors’ qualifying shares by any such Restricted Subsidiary;

(b)    any such Transfer of Restricted Subsidiary Stock constituting a Transfer described in clause (a) of the definition of “Asset Disposition”; and
(c)    the Transfer of the Restricted Subsidiary Stock of a Restricted Subsidiary owned by the Company and its other Subsidiaries; provided that such Transfer satisfies the requirements of Section 10.5.
Section 10.8.    Limitations on Subsidiaries, Partnerships and Joint Ventures    . The Company will not, and will not permit any of its Restricted Subsidiaries to, own or create directly or indirectly any Subsidiaries without the prior written consent of the Required Holders. The Company shall not, and shall not permit any Restricted Subsidiary to, become or agree to become (a) a general or limited partner in any general or limited partnership, except that the Company may be a general or limited partner in any Subsidiary and any Restricted Subsidiary may be a general or limited partner in any other Subsidiary and except that the Company and its Restricted Subsidiaries may be a limited partner in a Permitted Related Business Opportunity, (b) a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Company may be a member or manager of, or hold limited liability company interests in, its Subsidiaries and Restricted Subsidiaries may be members or managers of, or hold limited liability company interests in, other Subsidiaries and except that the Company and its Restricted Subsidiaries may be members or managers of, or hold limited liability company interests in a Permitted Related Business Opportunity or (c) a joint venturer or hold a joint venture interest in any joint venture, except that the Company and its Restricted Subsidiaries may become a joint venturer in or hold a joint venture interest in any joint venture that is a Permitted Related Business Opportunity.
Section 10.9.    Limitation on Certain Leases. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any off-balance sheet transaction (i.e., the liabilities in respect of which do not appear on the liability side of the balance sheet, with such balance sheet prepared in accordance with GAAP) providing the functional equivalent of borrowed money (including asset securitizations, sale/leasebacks or Synthetic Leases (other than any sale/leaseback transaction or Synthetic Lease entered into, in either case, with respect to meter assets and which transaction is otherwise permitted by this Agreement)) with liabilities in excess, in the aggregate for the Company and its Restricted Subsidiaries as of any date of determination, of 5% of the Consolidated Tangible Assets.
For purposes of this Section 10.9, the amount of any lease which is not a Capital Lease is the aggregate amount of minimum lease payments due pursuant to such lease for any non-cancelable portion of its term.

Section 10.10.    Nature of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially and materially changed from the general nature of the business in which the Company and its Restricted Subsidiaries are engaged on the date of this Agreement.
Section 10.11.    Transactions with Affiliates. Except in the case of a Permitted Related Business Opportunity, the Company will not, and will not permit any Restricted Subsidiary to, enter into, directly or indirectly, any Material transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or a Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Restricted Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
Section 10.12.    Designation of Restricted and Unrestricted Subsidiaries. The Company may designate any Subsidiary to be a Restricted Subsidiary and may designate any Restricted Subsidiary to be an Unrestricted Subsidiary by giving written notice to each holder of Notes that the Board of Directors of the Company has made such designation, provided, however, that no Subsidiary may be designated a Restricted Subsidiary and no Restricted Subsidiary may be designated an Unrestricted Subsidiary unless, at the time of such action and after giving effect thereto, (a) solely in the case of a Restricted Subsidiary being designated an Unrestricted Subsidiary, such Restricted Subsidiary being designated an Unrestricted Subsidiary shall not have any continuing Investment in the Company or any other Restricted Subsidiary and (b) no Default or Event of Default shall have occurred and be continuing (provided that, after the Release Date until the New Security Date, with respect to Section 10.1, calculation of compliance therewith shall be made as of the date of determination under this Section 10.12 and not as of the end of the immediately preceding fiscal quarter of the Company). Any Restricted Subsidiary which has been designated an Unrestricted Subsidiary and which has then been redesignated a Restricted Subsidiary, in each case in accordance with the provisions of the first sentence of this Section 10.12, shall not at any time thereafter be redesignated an Unrestricted Subsidiary without the prior written consent of the Required Holders. Any Unrestricted Subsidiary which has been designated a Restricted Subsidiary and which has then been redesignated an Unrestricted Subsidiary, in each case in accordance with the provisions of the first sentence of this Section 10.12, shall not at any time thereafter be redesignated a Restricted Subsidiary without the prior written consent of the Required Holders.
Section 10.13.    Terrorism Sanctions Regulations. The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked

Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

SECTION 11.	EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or Make-Whole Amount on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or
(c)    the Company defaults in the performance of or compliance with any term contained in Section 9.6, Section 10.1 through Section 10.9, inclusive, or Section 10.13; or
(d)    the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or
(e)    any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or prior to the Release Date, in the Mortgage Indenture (including the Supplemental Indenture) or, from and after the New Security Date, in the New Indenture, or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)    (1) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make‑whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $30,000,000 beyond any period of grace provided with respect thereto or (2) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $30,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (i) the Company or any Significant Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $30,000,000 or (ii) one or more Persons have the right to require the Company or any Significant Subsidiary so to purchase or repay such Debt; or
(g)    prior to the Release Date, an “Event of Default” under the Mortgage Indenture shall have occurred and be continuing or, from and after the New Security Date, an “Event of Default” or similar term under the New Indenture shall have occurred and be continuing; provided, however, that anything in this Agreement to the contrary notwithstanding, the waiver or cure of such default under the Mortgage Indenture or the New Indenture, as the case may be, and the rescission and annulment of the consequences thereof under the Mortgage Indenture or the New Indenture, as the case may be, shall constitute a waiver of the corresponding Event of Default hereunder and a rescission and annulment of the consequences thereof hereunder; or
(h)    the Company or any Significant Subsidiary is in default under the terms of any agreement involving any off-balance sheet transaction (including any asset securitization, sale/leaseback transaction or Synthetic Lease) with obligations in the aggregate thereunder for which the Company or any Significant Subsidiary may be obligated in an amount in excess of $30,000,000, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto) any obligation when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any obligation or the termination of such agreement; or

(i)    the Company or any Significant Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated or (6) takes corporate action for the purpose of any of the foregoing; or
(j)    a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or
(k)    a final judgment or judgments for the payment of money aggregating in excess of $30,000,000 (exclusive of amounts fully covered by valid and collectible insurance in respect thereof subject to customary deductibles) are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 45 days after entry thereof (or such shorter period as judgment creditors are stayed pursuant to applicable law from executing on such judgment or judgments), bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay (or such shorter period as judgment creditors are stayed pursuant to applicable law from executing on such judgment or judgments); or
(l)    if (1) any Plan shall fail to satisfy the minimum funding standards of Title IV of ERISA or the Code for any plan year or part thereof or a waiver of such standards is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan on other than a standard basis shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the present value of the aggregate “amount of unfunded benefit liabilities” within the meaning of Section 4001(a)(18) of ERISA under all Plans (determined in accordance with

Title IV of ERISA as of the end of the most recent Plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation), shall exceed the aggregate actuarial value of their assets by an amount equal to 10% of Consolidated Tangible Net Worth, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan or (6) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.
As used in Section 11(l), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (i) or (j) of Section 11 (other than an Event of Default described in clause (1) of paragraph (i) or described in clause (6) of paragraph (i) by virtue of the fact that such clause encompasses clause (1) of paragraph (i)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (1) all accrued and unpaid interest thereon and (2) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law) shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of the Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies    . (a) If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
(b)    (1) If any Event of Default has occurred and is continuing and the Notes then outstanding have become due and payable pursuant to Section 12.1, the holders of the Notes may, prior to the Release Date, immediately proceed to exercise their rights pursuant to Section 10.95 of the Mortgage Indenture (added by Section 3.1 of the Supplemental Indenture) to require the redemption of the First Mortgage Bonds and, upon any failure of the Company to so redeem the First Mortgage Bonds, to exercise all rights as beneficial owners of the First Mortgage Bonds under the Mortgage Indenture and (2) if any Event of Default has occurred and is continuing and the Notes then outstanding have become due and payable pursuant to Section 12.1, the holders of the Notes may, from and after the New Security Date, immediately proceed to exercise their rights under the New Indenture to require the redemption of the New First Mortgage Bonds and, upon any failure of the Company to so redeem the First Mortgage Bonds, to exercise all rights as beneficial owners of the New First Mortgage Bonds under the New Indenture.
Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17 and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.No Waivers or Election of Remedies, Expenses, Etc    . No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
Section 13.1.    Registration of Notes. The Company shall cause its transfer agent to keep at its office designated pursuant to Section 13.2 a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note at the corporate trust office of the Company’s transfer agent, U.S. Bank National Association by mail at U.S. Bank Global Corporate Trust Services, Attention: Transfers – EP‑MN‑WS2N, 60 Livingston Avenue, St. Paul, Minnesota 55107‑2292 or by hand at U.S. Bank Global Corporate Trust Services, Attention: Transfers, 1st Floor, 60 Livingston Avenue, St. Paul, Minnesota 55107‑2292, or at such other addresses as may be provided in writing to the holders of the Notes, for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
Section 13.3.    Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES.
Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of U.S. Bank National Association in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make‑Whole

Amount, if any, interest and all other amounts due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

SECTION 15.	EXPENSES, ETC.
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby or any proposed New Indenture Installation are consummated, the Company will pay the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related thereto, with the Securities Valuation Office of the National Association of Insurance Commissioners or any successor organization, all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchasers or any other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Mortgage Indenture (including the Supplemental Indenture), the First Mortgage Bonds, the New Indenture, or the New First Mortgage Bonds and any related new bond documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Mortgage Indenture (including the Supplemental Indenture), the First Mortgage Bonds, the New Indenture, or the New First Mortgage Bonds and any related new bond documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Mortgage Indenture (including the Supplemental Indenture), the First Mortgage Bonds, the New Indenture, or the New First Mortgage Bonds and any related new bond documents, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes, by the Mortgage Indenture (including the Supplemental Indenture), by the First Mortgage Bonds, by the New Indenture, or by the New First Mortgage Bonds and any related new bond documents. The Company will pay, and will save the Purchasers and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by such Person).
Section 15.2.    Survival    . The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.
Section 17.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser or holder of a Note unless consented to by such holder or Purchaser in writing and (b) no such amendment or waiver may, without the written consent of each Purchaser or the holder of each Note at the time outstanding affected thereby, (1) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4 or (3) amend any of Sections 8, 11(a), 11(b), 12, 17, 20 or 23.
Section 17.2.    Solicitation of Holders of Notes    .
(a)    Solicitation. The Company will provide each Purchaser and each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Purchaser and each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.
(b)    Payment. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide any other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred a portion or has agreed to transfer all or a portion of its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or be so effected or granted but for such consent (and the consents of all other holders of the Notes that were acquired under the same or similar conditions) shall be void and of no force and effect except solely as to such holder.
Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Purchaser or holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Purchaser or holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES .
All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:
(1)    if to any Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,
(2)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(3)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer of the Company, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS.
This Agreement, the Mortgage Indenture (including the Supplemental Indenture), or the New Indenture, as the case may be, and all documents relating hereto and thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to any holder of the Notes, may be reproduced by such holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any holder of the Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION .
For the purposes of this Section 20, “Confidential Information” shall mean information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure (provided, however, that to such Purchaser’s actual knowledge, the source of such information was not, at the time of disclosure to such Purchaser, bound by a confidentiality agreement with the Company or its Subsidiaries relating to such information), (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary (provided, however, that to such Purchaser’s actual knowledge, the source of such information was not, at the time of disclosure to such Purchaser, bound by a confidentiality agreement with the Company or its Subsidiaries relating to such information) or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes and such individuals are bound by the terms of this Section 20 or agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20), (2) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (3) any other holder of any Note,

(4) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (5) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (6) any Federal or state regulatory authority having jurisdiction over such Purchaser, (7) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.	SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.
Section 22.1.    Successors and Assigns    . All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 22.2.    Submission to Jurisdiction; Waiver of Jury Trial. (a) The Company hereby irrevocably submits to the non-exclusive jurisdiction of any State of New York court or any Federal court located in New York County, New York, New York for the adjudication of any matter arising out of or relating to this Agreement, and consents to the service of all writs, process and summonses by registered or certified mail out of any such court or by service of process on the Company at its address to which notices are to be given pursuant to Section 18 hereof and hereby waives any requirement to have an agent for service of process in the State of New York. Nothing contained herein shall affect the right of any holder of the Notes to serve legal process in any other manner or to bring any proceeding hereunder in any jurisdiction where the Company may be amenable to suit. The Company hereby irrevocably waives any objection to any suit, action or proceeding in any New York court or Federal court located in New York County, New York, New York on the grounds of venue and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
Section 22.3.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding

Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 22.4.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (ii) all financial statements shall be prepared in accordance with GAAP; provided that, if the Company notifies the holders of Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (or if the Required Holder(s) notify the Company that the Required Holder(s) request an amendment to any provision hereof for such purposes), then (i) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) the Company shall provide to the holders financial statements and other documents required by this Agreement or requested by any holder setting forth reconciliations between the computations relating to the compliance with the provisions hereof and financial statements provided hereunder made before and after giving effect to such changes in GAAP or the application thereof. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should such citation, section or form be modified, amended or replaced. Notwithstanding the foregoing or any other provision of this Agreement providing for any amount to be determined in accordance with GAAP, for purposes of determining compliance with the covenants contained in this Agreement, any election by the Company to measure an item of Debt using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825‑10‑25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
Section 22.5.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.6.    Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
Section 22.7.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.8.    Governing Law    . This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SECTION 23.	APPOINTMENT AND DIRECTION OF COLLATERAL AGENT.
Section 23.1.    Appointment and Authority; Direction    . Each holder of the Notes, by its acceptance thereof, designates and appoints U.S. Bank National Association to act as Collateral Agent for it under this Agreement, and authorizes U.S. Bank National Association, as the Collateral Agent acting on behalf of and for such holder’s benefit, to (a) accept delivery of the First Mortgage Bonds, issued in the name of the Collateral Agent, and to hold the First Mortgage Bonds for the benefit of the holders of the Notes in accordance with this Agreement in a collateral account established by the Collateral Agent, (b) execute and deliver the Collateral Agent Acceptance in connection with the Closing (the “First Mortgage Bond Documents”) and (c) enter into each and all other instruments relating to the security for the Notes and to take such action under the provisions of the this Agreement, the Mortgage Indenture and all other instruments relating hereto and thereto, and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms hereof and thereof.
Section 23.2.    Limited Agency    . Notwithstanding any provision to the contrary set forth elsewhere in this Agreement or any document related hereto, the Collateral Agent shall not have any duties or responsibilities in its capacity as Collateral Agent except those expressly set forth herein or therein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the First Mortgage Bond Documents or otherwise exist against the Collateral Agent.

Section 23.3.    Delegation of Duties. The Collateral Agent may exercise its powers and execute any of its duties under this Agreement and the First Mortgage Bond Documents by or through employees, agents or attorneys-in-fact and shall be entitled to take and to rely on advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Collateral Agent may utilize the services of such Persons as the Collateral Agent in its sole discretion may determine, and all reasonable fees and expenses of such Persons shall be borne by the Company.
Section 23.4.    Exculpatory Provisions    . (a) The Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the First Mortgage Bond Documents (except for its or such Person’s personal liability for its own or such Person’s own gross negligence or willful misconduct) or (2) responsible in any manner to any of the holders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained herein or in any First Mortgage Bond Document or in any certificate, report, statement or other document referred to or provided for in, or received by, the Collateral Agent under or in connection with this Agreement or any First Mortgage Bond Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the First Mortgage Bond Documents or for any failure of the Company to perform its obligations thereunder. The Collateral Agent shall not be under any obligation to the holders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the First Mortgage Bond Documents.
(b)    The Collateral Agent shall be deemed to have exercised reasonable care in the custody of any First Mortgage Bonds in its possession if the First Mortgage Bonds are accorded treatment substantially equal to that which it accords its own property.
(c)    The Collateral Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the rights or powers conferred upon it by this Agreement.
(d)    In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit).
Section 23.5.    Reliance by Collateral Agent    . The Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or facsimile message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take action under this Agreement or the First Mortgage Bond Documents unless it shall first receive such advice or concurrence of the Required Holders and it shall first be indemnified to its reasonable satisfaction by the holders against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action. The Collateral Agent, in all cases, shall be fully protected in acting, or in refraining from acting, under this Agreement and the First Mortgage Bond Documents if such acting or refraining from acting is in accordance with the provisions hereof, and any action taken or failure to act pursuant hereto shall be binding upon all the holders.
Section 23.6.    Indemnification    . Each holder severally agrees to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Company (and without limiting the Company’s obligation to do so) within 45 days after the Collateral Agent’s written request therefor), ratably according to its respective share of the outstanding principal amount of the Notes held thereby, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of actions or omissions of the Collateral Agent specifically required or permitted by this Agreement or by written instructions of the Required Holders, delivered pursuant thereto, provided that no holder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Collateral Agent’s own gross negligence or willful misconduct. The agreements in this Section 23.6 shall survive the payment of the Notes.
Section 23.7.    Duties; Obligations. The only duties and obligations which the Collateral Agent shall have are those set forth in this Agreement and in the First Mortgage Bond Documents.
Section 23.8.    Requesting Instructions    . The Collateral Agent may at any time request directions from the holders as to any course of action or other matter relating to the performance of its duties under this Agreement and the First Mortgage Bond Documents and the holders shall promptly comply with such request. Directions given to the Collateral Agent by the Required Holders shall be binding on each of the holders.
Section 23.9.    Administrative Actions    . The Collateral Agent shall have the right to take such actions, or omit to take such actions, hereunder and under the First Mortgage Bond Documents not inconsistent with the written instructions of the requisite holders or the terms of the First Mortgage

Bond Documents and this Agreement, including without limitation actions the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the Liens on the First Mortgage Bonds for the benefit of the holders or to protect the First Mortgage Bonds. Except as provided above and as otherwise provided pursuant to applicable law, the Collateral Agent shall have no duty as to the collection or protection of the First Mortgage Bonds or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of rights pertaining to the First Mortgage Bonds beyond the safe custody of any First Mortgage Bonds in the Collateral Agent’s possession.
Section 23.10.    Exercise of Remedies. Except as otherwise provided in Section 23.9, the Collateral Agent shall only be authorized to take such actions under the First Mortgage Bond Documents and to enforce or prepare to enforce the remedies available under such First Mortgage Bond Documents as are approved in a written notice by the Required Holders; provided, however, that no notice to release First Mortgage Bonds (other than on the Release Date) shall be effective unless signed by all of the holders. In furtherance of the foregoing, the Collateral Agent agrees to make such demands and give such notices under the First Mortgage Bond Documents as may be requested by, and to take such action to enforce the First Mortgage Bond Documents and to foreclose upon, collect and dispose of the First Mortgage Bonds or any portion thereof as may be directed by the Required Holders; provided, however, that the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or the terms of this Agreement or the First Mortgage Bond Documents and the Collateral Agent shall not be required to take any action unless indemnified in accordance with the provisions of Section 23.6 hereof.
Section 23.11.    Sharing and Application of Proceeds. The holders agree all amounts owing with respect to the Notes shall be secured pro rata by the Collateral Agent without distinction. Upon any realization upon the First Mortgage Bonds by the Collateral Agent, the holders agree that the proceeds thereof shall be applied (i) first, to the payment of expenses incurred by and amounts owed to the Collateral Agent with respect to maintenance and protection of the First Mortgage Bonds and of expenses incurred with respect to the sale of or realization upon any of the First Mortgage Bonds or the perfection, enforcement or protection of the rights of the holders (including reasonable attorneys’ fees and expenses of every kind, including, without limitation, reasonable allocated costs of staff counsel); (ii) second, equally and ratably to the payment of all amounts of interest on the Notes, according to the aggregate amounts thereof owing to each holder; (iii) third, equally and ratably to the payment of all amounts of principal on the Notes according to the aggregate amounts thereof owing to each holder; (iv) fourth, equally and ratably to the payment of all Make-Whole Amounts according to the aggregate amounts thereof owing to each holder; (v) fifth, equally and ratably to the payment of other amounts then due to the holders under this Agreement (including but not limited to all fees and expenses) with amounts prorated, if necessary, based on the aggregate amounts thereof then owing to each holder, and (vi) sixth, the balance, if any, shall be returned to the Company.
Section 23.12.    Resignation or Termination of Collateral Agent. The Collateral Agent may resign as Collateral Agent upon not less than 60 days’ written notice to each of the holders (with a copy to the Company), such resignation to take effect upon the acceptance by a successor Collateral Agent of its appointment as the Collateral Agent hereunder. In addition, the Required Holders may remove the Collateral Agent, with or without cause, each at any time by giving written notice thereof to the Collateral Agent, such resignation to take effect upon the acceptance by a successor Collateral Agent of its appointment as the Collateral Agent hereunder. Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Collateral Agent which meets the eligibility requirements of Section 23.14. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment in writing within 60 days after the retiring Collateral Agent’s giving of notice of resignation or its removal, then any holder or the retiring Collateral Agent (unless the Collateral Agent is being removed), on behalf of the holders, may petition at the expense of the Company a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in Section 23.14. The holders of the Notes hereby consent to such petition and appointment so long as such criteria are met. Upon acceptance of appointment as Collateral Agent, such successor shall thereupon and forthwith succeed to and become vested with all the rights, powers and privileges, immunities and duties of the retiring Collateral Agent, and the retiring Collateral Agent, upon the signing, transferring and setting over to such successor Collateral Agent all rights, moneys and other collateral held by it in its capacity as Collateral Agent, shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation or removal as Collateral Agent, the provisions of this Section 23, shall inure to its benefit as to any actions taken or omitted to be taken by it while it acted as Collateral Agent.
Section 23.13.    Succession of Successor Collateral Agent. Any successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to the holders and the predecessor Collateral Agent an instrument accepting such appointment, and thereupon such successor Collateral Agent, without any further act, deed, conveyance or transfer, shall become vested with the title to the First Mortgage Bonds, and with all the rights, powers, duties and obligations of the predecessor Collateral Agent in the First Mortgage Bonds and the First Mortgage Bond Documents, with like effect as if originally named as Collateral Agent herein.
Upon the request of any such successor Collateral Agent, however, the holders and the predecessor Collateral Agent shall promptly execute and deliver such instruments of conveyance and further assurance reflecting terms consistent with the terms of this Agreement and the First

Mortgage Bond Documents then in effect and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Collateral Agent its interest in the First Mortgage Bonds and all such rights, powers, duties and obligations of the predecessor Collateral Agent hereunder, and the predecessor Collateral Agent shall also promptly assign and deliver to the successor Collateral Agent any First Mortgage Bonds which may then be in its possession. The Company, to the extent requested by any holder of the Notes or the Collateral Agent shall procure any and all documents, conveyances or instruments and execute the same, to the extent required, in order to reflect the transfer to the successor Collateral Agent.
Section 23.14.    Eligibility of Collateral Agent. Any successor Collateral Agent shall be (a) a state or national bank or trust company in good standing, organized under the laws of the United States of America or of any state, having capital, surplus and undivided profits aggregating at least $500,000,000 and subject to supervision or examination by a Federal or state banking authority and (b) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent, if there be such a bank or trust company willing and able to accept the duties hereunder upon reasonable and customary terms.
Section 23.15.    Successor Collateral Agent by Merger    . Any corporation into which the Collateral Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, or any state or national bank or trust company in any manner succeeding to the corporate trust business of the Collateral Agent as a whole or substantially as a whole, if eligible as provided in Section 23.14, shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary contained herein notwithstanding.
Section 23.16.    Compensation and Reimbursement of Collateral Agent. The Company agrees:
(a)    to pay to the Collateral Agent all of its out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the First Mortgage Bond Documents and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of its special counsel;
(b)    to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder;
(c)    to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall have been caused by its own gross negligence or willful misconduct; and
(d)    to indemnify the Collateral Agent for, and to hold it harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs or disbursements of any kind whatsoever imposed on, incurred by or asserted against the Collateral Agent without gross negligence or willful misconduct on its part, at any time (including without limitation, at any time following the payment of the Notes), arising out of or in connection with this Agreement or any First Mortgage Bond Document or any action taken or omitted by it thereunder or in connection therewith, including, but not limited to, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, and any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or disbursements of any kind whatsoever or claims arising out of its possession or control, of the First Mortgage Bonds.
Notwithstanding any other provision of this Agreement or the First Mortgage Bond Documents, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Company or, to the extent it is not satisfactorily indemnified by the Company, the holders of the Notes against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.
Section 23.17.    Self Dealing. In the event that a holder serves as the Collateral Agent, such holder acting in its capacity as such shall have the same rights and powers under this Agreement and the Notes as any other holder and may exercise or refrain from exercising the same as though it were not the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent or any holding company, trust company or corporation in or with which the Collateral Agent or the Collateral Agent’s stockholders may be interested or affiliated, or any officer or director of the Collateral Agent, or of any other such entity, or any agent appointed by the Collateral Agent, may have commercial relations or otherwise deal with any of the holders, or with any other corporation having relations with any of the holders, and with any other entity, whether or not affiliated with the Collateral Agent.
Section 23.18.    Third Party Beneficiary    . The Collateral Agent is hereby deemed a third party beneficiary of Section 23 of this Agreement.
Section 23.19.    New Indenture. In connection with a New Indenture Installation in compliance with the requirements of Section 24, a collateral agent, meeting the requirements of Section 23.14 as though it was a successor Collateral Agent, shall be appointed and the appointment and direction of a collateral agent under this Agreement to act on behalf of and for the benefit of the holders, shall be on terms substantially similar to those set forth in this Section 23.

SECTION 24.	NEW INDENTURE INSTALLATION .
Section 24.1.    New Indenture Installation. At any time after the Release Date and subject to the fulfillment of the conditions set forth in Section 24.2 below, the Company may, at its option and without the consent of the holders of the Notes, on the date designated by the Company (the “New Security Date”), secure the outstanding Notes with an equal principal amount of new first mortgage bonds (the “New First Mortgage Bonds”) issued by the Company under a new first mortgage indenture (including any supplemental indentures thereto, the “New Indenture”) to a collateral agent for the holders of the Notes appointed pursuant to Section 23.19 (referred to herein as a “New Indenture Installation”). The New First Mortgage Bonds will rank pari passu with all other first mortgage bonds issued pursuant to the New Indenture.
Section 24.2.    Conditions to New Indenture Installation. The occurrence of a New Indenture Installation is subject to the fulfillment of the following conditions:
(a)    After giving pro forma effect to any New Indenture Installation, the Company (on a secured basis) shall be rated at least the same as immediately prior to the Release Date (by way of a rating made available to the holders of all Notes) by at least one of the Required Rating Agencies, and such Required Rating Agency shall not have such rating on a credit watch or proposed downgrade and the Company shall have provided written evidence of the foregoing to each holder of Notes and the Collateral Agent in a form satisfactory to them.
(b)    At the Company’s sole expense, a collateral agent shall be appointed pursuant to Section 23.19, and the appointment and direction of such collateral agent under this Agreement to act on behalf of and for the benefit of the holders of the Notes, shall be on terms substantially similar to those set forth in Section 23.
(c)    The New First Mortgage Bonds shall secure equally and ratably the payment of the principal of, Make‑Whole Amount and interest on, the Notes and if any Event of Default under Section 11 has occurred and is continuing and the Notes then outstanding have become due and payable pursuant to Section 12.1, the holders of the Notes may exercise their rights under the New Indenture to require the redemption of the New First Mortgage Bonds and, upon any failure of the Company to so redeem the New First Mortgage Bonds, to exercise all rights as beneficial owners of the New First Mortgage Bonds under the New Indenture;

(d)    The Company shall provide a certificate to each holder of a Note and the Collateral Agent that the New Indenture creates a first priority lien in favor of the mortgage trustee thereunder for the benefit of the holders of the New First Mortgage Bonds on the real and personal property of the Company described in the New Indenture, which property shall be subject to no prior lien for borrowed money except for any prior liens existing on the date the New Indenture becomes effective;
(e)    (A) all other necessary amendments or modifications to this Agreement, the Notes and any other documents or agreements executed in connection with the transactions contemplated hereby, shall have been made (at the Company’s sole expense) in order to duly and properly secure the Notes by an equal and ratable amount of the New First Mortgage Bonds issued by the Company under the New Indenture, such amendments and modifications, and the New Indenture and the New First Mortgage Bonds (and any related new bond documents), each to be in form and substance reasonably satisfactory to the Required Holders and the Collateral Agent, (B) the Collateral Agent shall be reasonably acceptable to the mortgage trustee under the New Indenture, and (C) the Collateral Agent may (at the direction of Required Holders and at the Company’s sole expense) consult with Purchasers’ special counsel with respect to any of the matters set forth in this Section 24.2(e) or elsewhere in Section 24 or otherwise;
(f)    The Company shall deliver an opinion of Chapman and Cutler LLP or other reputable and qualified outside counsel to the Company, to the Collateral Agent and each holder of the Notes, in form and substance reasonably satisfactory to the Required Holders and the Collateral Agent, containing customary opinions (subject to customary qualifications) with respect to the security provided by the New First Mortgage Bonds issued under the New Indenture, including, without limitation, that: (i) the New Indenture is in proper form for statutory recording; (ii) the New Indenture is effective to create, in favor of the mortgage trustee thereunder, for the benefit of the holders of the New First Mortgage Bonds, a legal, valid, and enforceable lien and security interest in all right, title, and interest of the Company in the real and personal property described therein, entitling such holders to an equal and ratable share of such properties with the other holders of bonds under the New Indenture (except as otherwise provided in the New Indenture and except to the extent that enforcement of such lien may be limited by the effect of certain laws and judicial decisions upon the remedies provided for in the New Indenture, which, however, do not make the remedies afforded inadequate for the practical realization of the security and benefits provided by the New Indenture); (iii) the New Indenture and any necessary related financing statements have been duly filed and recorded in all jurisdictions in which it is necessary for such instruments to be filed and recorded in order to constitute a lien of record on the property subject thereto, and no other filing or recordation is presently necessary in order to perfect the lien of the New Indenture on such property; (iv) all taxes, fees or other charges that are payable to any federal, state or local entity on account of the execution, delivery, filing or recording of the New Indenture or any of the New First Mortgage Bonds as so secured have been paid by the Company; (v) neither the Collateral Agent (or other agent on behalf of the holders of the Notes) nor any holder of a New First Mortgage Bond shall be required to qualify to do business in the jurisdiction in which the New Indenture is recorded solely by reason of the transactions contemplated by the New Indenture or in order to enforce their rights under the New Indenture; (vi) the interest rate as set forth in the New First Mortgage Bonds is not usurious under the jurisdictions in which the New Indenture is recorded; (vii) the New Indenture, the New First Mortgage Bonds and any related new bond documents to which the Company is a party have each been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms; and (viii) the execution and delivery of the New Indenture, the New First Mortgage Bonds and any related new bond documents to which the Company is a party, by the Company do not, and its performance thereof will not, (A) violate any provision of applicable law to which the Company is subject, (B) violate the certificate of incorporation or bylaws of the Company, (C) result in the breach of, or constitute a default under, an indenture, mortgage, contract or other instrument to which the Company is a party, (D) result in the creation or imposition of any Lien on, or security interest in, the assets of the Company (other than the Lien of the New Indenture) or (E) result in a breach of, or constitute a default under, any order, judgment, decree or ruling binding on the Company;
(g)    No First Mortgage Bonds shall be outstanding, the Mortgage Indenture shall have been terminated, and the Liens created by the Mortgage Indenture shall have been released;
(h)    The New First Mortgage Bonds will have the same stated interest rate, interest payment dates, stated maturity and redemption provisions (including Make Whole Amount, if any), and will be in the same aggregate principal amount, as the Notes; the New First Mortgage Bonds shall contain optional and mandatory redemption provisions (including Make Whole Amount, if any) which correspond to the optional and mandatory prepayment provisions of the Notes; the New First Mortgage Bonds shall be subject to mandatory redemption if the Company or the trustee under the New Indenture is notified that an Event of Default under this Agreement has occurred and is continuing and that the principal amount of all Notes then outstanding has become due and payable in accordance with this Agreement; and the New Indenture and the New First Mortgage Bonds shall contain provisions that are substantially the same as Sections 2.1 and 2.2 of the Supplemental Indenture and Section 10.95 of the Mortgage Indenture;

(i)    The representations and warranties of the Company in the New Indenture and the related new bond documents to which it is a party shall be correct on the New Security Date; and the Company shall have performed and complied with all agreements and conditions contained in this Agreement, the New Indenture and the related new bond documents to which it is a party required to be performed or complied with by it prior to or at the New Security Date;
(j)    The Company shall have delivered to each holder a certificate of its Secretary, dated the New Security Date, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the New Indenture, the related new bond documents to which it is a party and the New First Mortgage Bonds and (ii) the Company’s organizational documents as then in effect;
(k)    The conditions specified in Sections 4.11 and 4.12, if applicable to the New Indenture, the New First Mortgage Bonds and the related new bond documents, shall have been satisfied as at the New Security Date;
(l)    The holders shall have received an Officer’s Certificate, dated the New Security Date, certifying that the conditions set forth in clause (i) have been fulfilled and each of the representations in Sections 5.1, 5.2, 5.6, 5.7, 5.19, 5.20 and 5.21, in each case as if applicable to the New Indenture, the New First Mortgage Bonds and any related new bond documents instead of the Mortgage Indenture, the First Mortgage Bonds and the Supplemental Indenture, shall be correct on the New Security Date; and
(m)    The New Indenture, the New First Mortgage Bonds and any related new bond documents shall be reasonably satisfactory in form and substance to the Required Holders.
*     *     *     *     *

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.
Very truly yours,
NEW JERSEY NATURAL GAS COMPANY
By /s/ William Foley
Name:    William Foley
Title:    Treasurer

The foregoing is hereby agreed
to as of the date thereof.

AXA EQUITABLE LIFE INSURANCE COMPANY

By /s/ Amy Judd
Name:    Amy Judd
Title:    Investment Officer

The foregoing is hereby agreed
to as of the date thereof.

THE CANADA LIFE ASSURANCE COMPANY

By /s/ James Lowery
Name:    James Lowery
Title: Assistant Vice President, Investments

By /s/ Paul Runnalls
Name:    Paul Runnalls
Title: Manager, Investments

The foregoing is hereby agreed
to as of the date thereof.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By /s/ James Lowery
Name:    James Lowery
Title: Assistant Vice President, Investments

By /s/ Paul Runnalls
Name:    Paul Runnalls
Title: Manager, Investments

The foregoing is hereby agreed
to as of the date thereof.

COMPANION LIFE INSURANCE COMPANY

By /s/ Justin P. Kavan
Name:    Justin P. Kavan
Title:     An Authorized Signer

The foregoing is hereby agreed
to as of the date thereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By /s/ Justin P. Kavan
Name:    Justin P. Kavan
Title:     Vice President

The foregoing is hereby agreed
to as of the date thereof.
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	New York Life Investment Management LLC, its Investment Manager

By	/s/ Jessica L. Maizel
Name: Jessica L. Maizel
Title: Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)

By:	New York Life Investment Management LLC, its Investment Manager

By	/s/ Jessica L. Maizel
Name: Jessica L. Maizel
Title: Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30E)

By:	New York Life Investment Management LLC, Its Investment Manager

By	/s/ Jessica L. Maizel
Name: Jessica L. Maizel

Title: Director

NEW YORK LIFE INSURANCE COMPANY

By /s/ Jessica L. Maizel
Name:    Jessica L. Maizel
Title:     Corporate Vice President

The foregoing is hereby agreed
to as of the date thereof.

STATE FARM LIFE INSURANCE COMPANY

By /s/ Julie Hoyer
Julie Hoyer
Senior Investment Officer

By /s/ Jeffrey Attwood
Jeffrey Attwood
Investment Officer

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	Principal Amount of Notes to Be Purchased
AXA EQUITABLE LIFE INSURANCE COMPANY 1290 Avenue of the Americas, 12th Floor New York, New York 10104 Attention: Neville Hemmings Telephone Number: (212) 314-4103	$9,000,000
Payments
All payments shall be made by wire transfer of immediately available funds to:
The Chase Manhattan Bank, N.A.
Account(s): AXA Equitable Life Insurance Company
4 Chase Metrotech Center
Brooklyn, New York 11245
ABA No.: 021-000021
Bank Account: 037-2-413336
Custody Account: G04657
Face Amount of $9,000,000.00
Each such wire shall show the name of the Company, the Private Placement Number, the due date of the payment being made and, if such payment is a final payment.
Notices
All notices of payments and written confirmations of wire transfers should be sent to:
AXA Equitable Life Insurance Company
c/o AllianceBernstein LP
1345 Avenue of the Americas
37th Floor
New York, New York 10105
Attention: Cosmo Valente [Telephone #: (212) 969-6384]

SCHEDULE A
(to Note Purchase Agreement)

Address for all other communications:
AXA Equitable Life Insurance Company
c/o AllianceBernstein LP
1345 Avenue of the Americas, 37th Floor
New York, NY 10105
Attention:    Terry McCarthy
AllianceBernstein LP
[Telephone #: (212) 969-1350]
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 13-557-0651
Original Notes should be delivered to:
[__________________________
___________________________
___________________________
___________________________]

NAME AND ADDRESS OF PURCHASER	Principal Amount of Notes to Be Purchased
AXA EQUITABLE LIFE INSURANCE COMPANY 1290 Avenue of the Americas, 12th Floor New York, New York 10104 Attention: Neville Hemmings Telephone Number: (212) 314-4103	$1,000,000
Payments
All payments shall be made by wire transfer of immediately available funds to:
The Chase Manhattan Bank, N.A.
Account(s): AXA Equitable Life Insurance Company
4 Chase Metrotech Center
Brooklyn, New York 11245
ABA No.: 021-000021
Bank Account: 910-2-785251
Custody Account: G07126
Face Amount of $1,000,000.00
Each such wire shall show the name of the Company, the Private Placement Number, the due date of the payment being made and, if such payment is a final payment.
Notices
All notices of payments and written confirmations of wire transfers should be sent to:
AXA Equitable Life Insurance Company
c/o AllianceBernstein LP
1345 Avenue of the Americas
37th Floor
New York, New York 10105
Attention: Cosmo Valente [Telephone #: (212) 969-6384]
Address for all other communications:
AXA Equitable Life Insurance Company
c/o AllianceBernstein LP

1345 Avenue of the Americas, 37th Floor
New York, NY 10105
Attention:    Terry McCarthy
AllianceBernstein LP
[Telephone #: (212) 969-1350]
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 13-557-0651
Original Notes should be delivered to:
[__________________________
___________________________
___________________________
___________________________]

NAME AND ADDRESS OF PURCHASER	Principal Amount of Notes to Be Purchased
THE CANADA LIFE ASSURANCE COMPANY 8515 East Orchard Road, 3T2 Greenwood Village, CO 80111 Attn: Investments Division	$5,000,000
Payments
All payments shall be made by wire transfer as follows:
The Bank of New York
ABA No.: 021-000-018
BNF Acct No.: IOC566
Further Credit To: Canada Life/Acct No. 114708
Reference:    1)    New Jersey Natural Gas Company, 3.15% Senior Notes due April 15, 2028
        PPN 645869 D*6
2)    allocation of payment between principal and interest
3)    confirmation of principal balance
Notices
All notices and communications to:
The Canada Life Assurance Company
8515 East Orchard Road, 3T2
Greenwood Village, CO 80111
Attn: Investments Division
Fax: (303) 737-6193
All securities are to be registered under the following nominee name: Hare & Co.
Taxpayer I.D. Number: 13-6062916 (for Hare & Co.)
    38-0397420 (for The Canada Life Assurance Company)

Original Notes should be delivered to:
The Bank of New York
3rd Floor, Window A
One Wall Street
New York, NY 10286
Attn: Receive/Deliver Dept (Canada Life/Acct No. 114708)

NAME AND ADDRESS OF PURCHASER	Principal Amount of Notes to Be Purchased
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY 8515 East Orchard Road, 3T2 Greenwood Village, CO 80111 Attn: Investments Division	$5,000,000
Payments
All payments shall be made by wire transfer as follows:
The Bank of New York Mellon
ABA No.: 021-000-018
BNF Acct No.: IOC566
Further Credit To: Great-West Life/Acct No. 640935
Reference:    1)    New Jersey Natural Gas Company, 3.15% Senior Notes due April 15, 2028
        PPN 645869 D*6
2)    allocation of payment between principal and interest
3)    confirmation of principal balance
Notices
All notices and communications to:
Great-West Life & Annuity Insurance Company
8515 East Orchard Road, 3T2
Greenwood Village, CO 80111
Attn: Investments Division
Fax: (303) 737-6193
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 84-0467907
UK DTTP No.: 13/G/63192/DTTP

Original Notes should be delivered to:
The Bank of New York Mellon
3rd Floor, Window A
One Wall Street
New York, NY 10286
Attn: Receive/Deliver Dept (Great-West Life/Acct No. 640935)

NAME AND ADDRESS OF PURCHASER	Principal Amount of Notes to Be Purchased
COMPANION LIFE INSURANCE COMPANY c/o Mutual of Omaha Insurance Company Mutual of Omaha Plaza Omaha, NE 68175-1011 Attention: 4 - Investment Management	$3,000,000
Payments

(1)	All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:
JPMorgan Chase Bank
ABA #021000021
Private Income Processing
For credit to:
Companion Life Insurance Company
Account # 900-9000200
a/c: - G07903
CUSIP/PPN: 645869 D*6
Interest Amount:
Principal Amount:
Notices

(2)	Address for all notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications:
JPMorgan Chase Bank
14201 Dallas Parkway – 13th Floor
Dallas, TX 75254-2917
Attn: Income Processing
a/c: G07903

(3)	Address for all other communications (i.e.: Quarterly/Annual reports, Tax filings, Modifications, Waivers regarding the indenture):
4 - Investment Management
Mutual of Omaha Insurance Company
Mutual of Omaha Plaza
Omaha, NE 68175-1011
Email Address for Electronic Document Transmission:
    privateplacements@mutualofomaha.com

(4)	Name of Nominee in which Notes are to be issued: None

(5)	Taxpayer I.D. Number: 13-1595128

(6)	HMRC Passport #: 13/C/65964/DTTP

(7)	Original Notes should be delivered to:
JPMorgan Chase Bank
4 Chase Metrotech Center, 3rd Floor
Brooklyn, NY 11245-0001
Attention: Physical Receive Department
Account # G07903

**	It is imperative that the custody account be included on the delivery letter. Without this information, the security will be returned to the sender.

NAME AND ADDRESS OF PURCHASER	Principal Amount of Notes to Be Purchased
UNITED OF OMAHA LIFE INSURANCE COMPANY Mutual of Omaha Plaza Omaha, NE 68175-1011 Attention: 4 - Investment Accounting	$5,000,000
Payments

(1)	All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:
JPMorgan Chase Bank
ABA #021000021
Private Income Processing
For credit to:
United of Omaha Funds Withheld Account
Account # 900-9000200
a/c: - G20071
CUSIP/PPN: 645869 D*6
Interest Amount:
Principal Amount:
Notices

(2)	Address for all notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications:
JPMorgan Chase Bank
14201 Dallas Parkway – 13th Floor
Dallas, TX 75254-2917
Attn: Income Processing
a/c: G20071

(3)	Address for all other communications (i.e.: Quarterly/Annual reports, Tax filings, Modifications, Waivers regarding the indenture):
4 - Investment Accounting
United of Omaha Life Insurance Company (Funds Withheld Account)
Mutual of Omaha Plaza
Omaha, NE 68175-1011
Email Address for Electronic Document Transmission:
    privateplacements@mutualofomaha.com
(4)    Name of Nominee in which Notes are to be issued: None
(5)    Taxpayer I.D. Number: 47-0322111
(6)    HMRC Passport #: 13/U/60577/DTTP
(7)    Original Notes should be delivered to:
JPMorgan Chase Bank
4 Chase Metrotech Center, 3rd Floor
Brooklyn, NY 11245-0001
Attention: Physical Receive Department
Account # G20071

**	It is imperative that the custody account be included on the delivery letter. Without this information, the security will be returned to the sender.

NAME AND ADDRESS OF PURCHASER	Principal Amount of Notes to Be Purchased
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Securities Operation Private Group, 2nd Floor Fax #: 908-840-3385	$6,200,000
Payments

(1)	All payments by wire or intrabank transfer of immediately available funds to:
JPMorgan Chase Bank
New York, New York
ABA No. 021-000-021
Credit: New York Life Insurance and Annuity Corporation
General Account No. 323-8-47382
with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds
Notices

(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation:
New York Life Insurance and Annuity Corporation
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention:    Securities Operation
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(3)	All other communications:
New York Life Insurance and Annuity Corporation
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention:    Fixed Income Investors Group
Private Finance
2nd Floor
Fax #: (212) 447-4122
with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:	Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

(4)	Note(s) to be registered in the name of: New York Life Insurance and Annuity Corporation
(5)    Taxpayer I.D. Number: 13-3044743
(6)    Original Notes should be delivered to:
[New York Life Investment Management LLC

51 Madison Avenue
New York, NY 10010
Attention: ]

NAME AND ADDRESS OF PURCHASER	Principal Amount of Notes to Be Purchased
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2) c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Securities Operation Private Group, 2nd Floor Fax #: 908-840-3385	$100,000
Payments

(1)	All payments by wire or intrabank transfer of immediately available funds to:
JPMorgan Chase Bank
New York, New York
ABA No. 021-000-021
Credit: NYLIAC SEPARATE BOLI 3-2
General Account No. 323-9-56793
with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds
Notices

(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation:
New York Life Insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o New York Life Investment Management LLC

51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention:    Securities Operation
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(3)	All other communications:
New York Life Insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention:    Fixed Income Investor Group
Private Finance
2nd Floor
Fax #: (212) 447-4122
with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:	Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

(4)	Note(s) to be registered in the name of: New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3-2)
(5)    Taxpayer I.D. Number: 13-3044743
(6)    Original Notes should be delivered to:

[New York Life Investment Management LLC
51 Madison Avenue
New York, NY 10010
Attention: ]

NAME AND ADDRESS OF PURCHASER	Principal Amount of Notes to Be Purchased
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30E) c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Securities Operation Private Group, 2nd Floor Fax #: 908-840-3385	$100,000
Payments

(1)	All payments by wire or intrabank transfer of immediately available funds to:
JPMorgan Chase Bank
New York, New York
ABA No. 021-000-021
Credit: NYLIAC SEPARATE BOLI 30E
General Account No. 860318708
with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds
Notices

(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation:
New York Life Insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o New York Life Investment Management LLC

51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention:    Securities Operation
Private Group
2nd Floor, Room 201
Fax #: 908-840-3385

with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(3)	All other communications:
New York Life Insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention:    Fixed Income Investor Group
Private Finance
2nd Floor
Fax #: (212) 447-4122
with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:	Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

(4)	Note(s) to be registered in the name of: New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30E)
(5)    Taxpayer I.D. Number: 13-3044743
(6)    Original Notes should be delivered to:

[New York Life Investment Management LLC
51 Madison Avenue
New York, NY 10010
Attention: ]

NAME AND ADDRESS OF PURCHASER	Principal Amount of Notes to Be Purchased
NEW YORK LIFE INSURANCE COMPANY c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Securities Operation Private Group, 2nd Floor Fax #: 908-840-3385	$5,600,000
Payments

(1)	All payments by wire or intrabank transfer of immediately available funds to:
JPMorgan Chase Bank
New York, New York 10019
ABA No. 021-000-021
Credit: New York Life Insurance Company
General Account No. 008-9-00687
with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds
Notices

(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation:
New York Life Insurance Company
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention:    Securities Operation
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(3)	All other communications:
New York Life Insurance Company
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention:    Fixed Income Investors Group
Private Finance
2nd Floor
Fax #: (212) 447-4122
with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:	Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

(4)	Note(s) to be registered in the name of: New York Life Insurance Company
(5)    Taxpayer I.D. Number: 13-5582869
(6)    Original Notes should be delivered to:
[New York Life Investment Management LLC

51 Madison Avenue
New York, NY 10010
Attention: ]

NAME AND ADDRESS OF PURCHASER	Principal Amount of Notes to Be Purchased
STATE FARM LIFE INSURANCE COMPANY One State Farm Plaza Bloomington, Illinois 61710 Attention: Investment Department E-8 privateplacements@statefarm.com	$10,000,000
Payments

(1)	All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:
JPMorganChase
ABA#        021000021
Attn:        SSG Private Income Processing
A/C#        9009000200
For further
credit to:    State Farm Life Insurance Company
Custody Account # G06893
RE:        New Jersey Natural Gas, 3.15% Senior Notes due April 15, 2028
PPN #: 645869 D*6
Maturity Date: April 15, 2028
Notices
Send notices, financial statements, officer’s certificates and other correspondence to:
State Farm Life Insurance Company
Investment Dept. E-8
One State Farm Plaza
Bloomington, IL 61710
If by E-Mail:    privateplacements@statefarm.com
Send confirms to:
State Farm Life Insurance Company
Investment Accounting Dept. D-3

One State Farm Plaza
Bloomington, IL 61710
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 37-0533090
Original Notes should be delivered to:
JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York 11245-0001
Attention:  Physical Receive Department
Account: G06893

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Affiliate” shall mean, (a) at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of equity or Voting Stock of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of equity or Voting Stock. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Anti-Corruption Laws” is defined in Section 5.16(d)(1).
“Anti-Money Laundering Laws” is defined in Section 5.16(c).
“Anti-Terrorism Order” shall mean Executive Order No. 13,224 of September 24, 2001 (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended).
“Asset Disposition” shall mean any Transfer except:
(a)    any
(1)    Transfer from a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary; and
(2)    Transfer from the Company to a Wholly-Owned Restricted Subsidiary;
so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default shall exist (provided that, after the Release Date until the New Security Date, calculation of compliance therewith shall be made as of any date of determination thereof and not as of the end of the immediately preceding fiscal quarter of the Company); and

SCHEDULE B
(to Note Purchase Agreement)

(b)    any Transfer made in the ordinary course of business and involving only property that is either (1) inventory held for sale or (2) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Restricted Subsidiaries or that is obsolete.
“Asset Disposition Prepayment Date” is defined in Section 8.8(a).
“Asset Disposition Prepayment Event” is defined in Section 8.8(a).
“Bank Credit Agreements” shall mean each of (a) that certain Credit Agreement by and among the Company, PNC Bank, National, Association, as Administrative Agent, the banks party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, U.S. Bank National Association, TD Bank, N.A., and Wells Fargo Bank, National Association, as Documentation Agents, and PNC Capital Markets LLC, as Lead Arranger, dated as of August 24, 2011, as the same may be amended, restated, increased, refinanced, replaced or otherwise modified or any successor thereto and (b) that certain Credit Agreement by and among the Company, the banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC, as Lead Arranger, dated as of August 29, 2011, as the same may be amended, restated, increased, refinanced, replaced or otherwise modified or any successor thereto.
“Blocked Person” is defined in Section 5.16(a).
“Business Day” shall mean (a) for purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Wall, New Jersey or New York, New York are required or authorized to be closed.
“Capital Lease” shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Change of Control” shall mean an event or series of events by which New Jersey Resources Corporation shall cease to own 100% of the issued and outstanding common stock of the Company and 51% of the Voting Stock of the Company.
“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.
“Closing” is defined in Section 3.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Collateral Agent” shall mean, (a) prior to the Release Date, the party identified as collateral agent for the holders of the Notes in Section 2.2(a), and (b) from and after the New Security Date, the party appointed to act as collateral agent for the holders of the Notes pursuant to Section 23.19.
“Company” shall mean New Jersey Natural Gas Company, a New Jersey corporation, or any Successor Corporation.
“Confidential Information” is defined in Section 20.
“Consolidated Shareholders’ Equity” shall mean, as of any date of determination, the sum of the amounts under the headings “Common Shareholders’ Equity” and “Preferred Shareholders’ Equity” on the balance sheet, prepared in accordance with GAAP, for the Company and its Restricted Subsidiaries on a consolidated basis.
“Consolidated Tangible Assets” shall mean, as of any date of determination, the total assets of the Company and its Restricted Subsidiaries that would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time determined on a consolidated basis in accordance with GAAP after subtracting therefrom the aggregate amount of all intangible assets of the Company and its Restricted Subsidiaries, including, without limitation, all goodwill, franchises, licenses, patents, trademarks, trade name, copyrights, service marks and brand names.
“Consolidated Tangible Net Worth” shall mean, as of any date of determination, (a) Consolidated Shareholders’ Equity minus (b) the net book amount of all assets of the Company and its Restricted Subsidiaries (after deducting reserves applicable thereto) that would be shown as intangible assets on a balance sheet, prepared in accordance with GAAP, for the Company and its Restricted Subsidiaries on a consolidated basis as of such date of determination.
“Consolidated Total Capitalization” shall mean, as of any date of determination, the sum of (a) Consolidated Total Debt and (b) Consolidated Shareholders’ Equity.
“Consolidated Total Debt” shall mean, as of any date of determination, without duplication, the total of all Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.
For purposes of determining “Consolidated Total Debt,” there shall be excluded from any such determination Debt of Securitization Subsidiaries that are Restricted Subsidiaries (but not Debt of the Company or any other Restricted Subsidiary) incurred pursuant to Receivables Securitization Transactions in an amount for principal and accrued and unpaid interest not to exceed $100,000,000 in the aggregate.
“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Debt” as to any Person at any time, shall mean, without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money, (b) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (c) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate or currency exchange rate management device, (d) any other transaction (including forward sale or purchase agreements, Capital Leases, Synthetic Leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than 30 days past due), (e) any Hedging Contract, to the extent that any net indebtedness, obligations or liabilities of such Person in respect thereof constitutes “indebtedness” as determined in accordance with GAAP, (f) any Guaranty of any Hedging Contract described in the immediately preceding clause (e), (g) any Guaranty of Debt for borrowed money, (h) any Hybrid Security described in clause (a) of the definition of Hybrid Security or (i) the mandatory repayment obligation of the issuer of any Hybrid Security described in clause (b) of the definition of Hybrid Security.
“Debt Prepayment Application” shall mean, with respect to any Transfer of property, the application by the Company or its Restricted Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt of the Company (other than Senior Debt owing to any of its Subsidiaries or any Affiliate and Senior Debt in respect of any revolving credit or similar credit facility providing the Company with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt); provided that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 8.8 in a principal amount that equals the Ratable Portion for such Note.
“Default” shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” as of any date shall mean that rate of interest that is the greater of (a) 5.15% per annum or (b) 2.0% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate.
“Disclosure Documents” is defined in Section 5.3.
“Disposition Value” shall mean, at any time, with respect to any property:
(a)    in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and
(b)    in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.
“Distribution” shall mean, in respect of any corporation, association or other business entity: (a) dividends or other distributions or payments on capital stock or other equity interests of such corporation, association or other business entity (except distributions in such stock or other equity interests); and (b) the redemption or acquisition of such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.
“Electronic Delivery” is defined in Section 7.2(a).
“Environmental Laws” shall mean any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.
“Event of Default” is defined in Section 11.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Execution Date” is defined in Section 3.
“Fair Market Value” shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).
“First Mortgage Bond Documents” is defined in Section 23.1.
“First Mortgage Bonds” shall mean a series of first mortgage bonds designated the “First Mortgage Bonds, Series PP due 2028,” to be issued by the Company pursuant to the Original Mortgage Indenture, as security for the Notes prior to the Release Date.
“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.
“Gas Business” shall mean the business of generating, manufacturing, purchasing, transmitting, distributing, selling and/or supplying gas and any by‑products thereof as a public utility.
“Governmental Authority” shall mean
(a)    the government of
(1)    the United States of America or any State or other political subdivision thereof, or
(2)    any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government‑owned or government‑controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty” shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or obligation or any property constituting security therefor; (b) to advance or supply funds (1) for the purchase or payment of such Debt or obligation, or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of such Debt or obligation; or (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof. In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Materials” shall mean any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances).
“Hedging Contract” shall mean any transaction entered into by the Company or any of its Restricted Subsidiaries with respect to hedging or trading of gas contracts or other commodity, hedging contracts of any kind, or any derivatives or other similar financial instruments of the Company and its Restricted Subsidiaries.
“holder” shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Hybrid Security” shall mean any of the following: (a) beneficial interests issued by a trust which constitutes a Subsidiary of the Company or any Restricted Subsidiary substantially all of the assets of which trust are unsecured Debt of the Company or any Restricted Subsidiary or any Subsidiary of the Company or any Restricted Subsidiary or proceeds thereof, and all payments of which Debt are required to be, and are, distributed to the holders of beneficial interests in such trust promptly after receipt by such trust, or (b) any shares of capital stock or other equity interests that, other than solely at the option of the issuer thereof, by their terms (or by the terms of any security into which they are convertible or exchangeable) are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, or have, or upon the happening of an event or the passage of time would have, a redemption or similar payment.
“Inactive Subsidiary” shall mean, at any time, any Subsidiary of any Person, which Subsidiary (a) does not conduct any business or have operations and (b) does not have total assets with a net book value, as of any date of determination, in excess of $100,000.
“INHAM Exemption” is defined in Section 6.2(e).
“Institutional Investor” shall mean (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form and (d) any Related Fund of any holder of any Note.
“Investment” shall mean any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (a) in any Person, whether by acquisition of stock, Debt or other obligation or security, or by loan, Guaranty, advance, capital contribution or otherwise, or (b) in any property.
“Lien” shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest, or other encumbrance, or any interest or title of any vendor, lessor, lender or secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease or Synthetic Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Make-Whole Amount” is defined in Section 8.7.
“Material” shall mean material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the validity or enforceability of this Agreement or the Notes, (d) prior to the Release Date, the ability of the Company to perform its obligations under the Mortgage Indenture or the First Mortgage Bonds, (e) prior to the Release Date, the validity or the enforceability of the Mortgage Indenture or the First Mortgage Bonds, (f) from and after the New Security Date, the ability of the Company to perform its obligations under the New Indenture or the New First Mortgage Bonds or (g) from and after the New Security Date, the validity or the enforceability of the New Indenture or the New First Mortgage Bonds.
“Memorandum” is defined in Section 5.3.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgage Indenture” shall mean the Original Mortgage Indenture, as supplemented and amended by thirty-three supplemental indentures, as further supplemented and amended by the Supplemental Indenture, and as further supplemented and amended from time to time.
“Mortgage Trustee” shall mean The Bank of New York Mellon Trust Company, N.A., as successor in interest to BNY Midwest Trust Company, under the Mortgage Indenture.
“Multiemployer Plan” shall mean any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).
“NAIC Annual Statement” is defined in Section 6.2(a).
“Net Proceeds Amount” shall mean, with respect to any Transfer of any Property by any Person, an amount equal to the difference of
(a)    the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus
(b)    all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.
“Net Tangible Assets” shall mean the amount shown as total assets on the Company’s consolidated balance sheet, less (a) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and certain regulatory assets, and (b) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with GAAP and practices applicable to the type of business in which the Company is engaged and approved by the independent accountants regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.
“New First Mortgage Bonds” is defined in Section 24.1.
“New Indenture” is defined in Section 24.1.
“New Indenture Installation” is defined in Section 24.1.
“New Jersey Resources Corporation” shall mean New Jersey Resources Corporation, a New Jersey corporation.
“New Security Date” is defined in Section 24.1.
“Notes” is defined in Section 1.1.
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” shall mean a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“Original Mortgage Indenture” shall mean an Indenture of Mortgage and Deed of Trust dated April 1, 1952 between the Company and the Mortgage Trustee.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Permitted Related Business Opportunity” shall mean any transaction with another Person (other than any Inactive Subsidiary of New Jersey Resources Corporation) involving business activities or assets reasonably related or complementary to the business of the Company and its Restricted Subsidiaries as conducted at Closing or as may be conducted pursuant to Section 10.10, including, without limitation, the management and marketing of storage, capacity and transportation of gas and other forms of energy, the generation, transmission or storage of gas and other forms of energy, or the access to gas and energy transmission lines, and business initiatives for the conservation and efficiency of gas and energy.
“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or a government or agency or political subdivision thereof.
“Plan” shall mean an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Priority Debt” shall mean (without duplication) the sum of (a) unsecured Debt of Restricted Subsidiaries other than (1) Debt owed to the Company or a Wholly-Owned Restricted Subsidiary and (2) Debt outstanding at the time such Person became a Subsidiary provided that such Debt shall not have been incurred in contemplation of such Person becoming a Subsidiary and (b) Debt of the Company or its Restricted Subsidiaries secured by a Lien other than those permitted by paragraphs (a) through (l) of Section 10.2.
“property” or “properties” shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“Property Reinvestment Application” shall mean, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Restricted Subsidiary of operating assets of the Company or any Restricted Subsidiary to be used in the principal business of such Person.
“PTE” is defined in Section 6.2(a).
“Purchaser” is defined in the first paragraph of this Agreement.
“QPAM Exemption” is defined in Section 6.2(d).
“Ratable Portion” for any Note shall mean an amount equal to the product of (a) the Net Proceeds Amount from a Transfer being applied to a Debt Prepayment Application pursuant to Section 10.5(b) multiplied by (b) a fraction, the numerator of which is the aggregate outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of all Senior Debt of the Company (other than Senior Debt owing to any of its Subsidiaries or any Affiliate).
“Receivables Securitization Transaction” shall mean any transaction pursuant to which the Company or any Restricted Subsidiary Transfers accounts receivable to a Securitization Subsidiary and such Securitization Subsidiary incurs Debt in connection with the purchase of such accounts receivable and grants a security interest in such accounts receivable as collateral security for such Debt; provided that such Debt is non‑recourse to the Company and the other Restricted Subsidiaries other than with respect to representations, warranties and indemnities entered into by the Company or the applicable Restricted Subsidiary in connection with such transaction that are customary in non‑recourse securitization of receivables transactions.
“Related Fund” shall mean, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans and (b) is advised or managed by such holder, the same investment advisor as such holder or by an Affiliate of such holder or such investment advisor.
“Release Capitalization” shall mean the total of all the following items appearing on, or included in, the Company’s consolidated balance sheet: (a) liabilities for indebtedness maturing more than 12 months from the date of determination; and (b) common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of the Company’s capital stock held in its treasury. Release Capitalization shall be determined in accordance with GAAP and practices applicable to the type of business in which the Company is engaged and approved by independent accountants regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.
“Release Date” shall mean, so long as no Default or Event of Default shall have occurred and be continuing, the date that the Company has repaid, redeemed or otherwise retired all of its first mortgage bonds issued under the Mortgage Indenture, excluding (a) the First Mortgage Bonds, (b) any other first mortgage bonds which are outstanding on the date of the Closing or may in the future be issued by the Company subject to substantially similar release provisions and which are concurrently being released and (c) other first mortgage bonds which do not in aggregate principal amount exceed the greater of 5% of the Company’s Net Tangible Assets or 5% of the Company’s Release Capitalization; provided, however, in the event that on the date that the Release Date would otherwise occur, if after giving effect to the release of the First Mortgage Bonds and any other first mortgage bonds which would also be released on such date, a Default or Event of Default would occur, then the Release Date will be postponed until any such Default or Event of Default would not occur after giving effect to such release and the other conditions precedent to the Release Date shall have been satisfied. For clarification in determining the existence of a Default or Event of Default on the Release Date (after giving effect to the release), calculation of compliance with the limitations set forth in Section 10.1 shall be made as of the scheduled Release Date and not as of the end of the immediately preceding fiscal quarter of the Company.
“Required Holders” shall mean, at any time, (i) prior to Closing, the Purchasers and (ii) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Required Rating Agency” means any nationally recognized statistical rating organization, as recognized and accepted as such by the Securities Valuation Office of the National Association of Insurance Commissioners or any successor organization.
“Responsible Officer” shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“Restricted Payment” shall mean any Distribution in respect of the Company or any Restricted Subsidiary (other than on account of capital stock or other equity interests of a Restricted Subsidiary owned legally and beneficially by the Company or another Restricted Subsidiary), including, without limitation, any Distribution resulting in the acquisition by the Company or any Restricted Subsidiary of securities that would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (a) the Fair Market Value of such property (determined in good faith by the Board of Directors (or equivalent governing body) of the Person making such Restricted Payment) and (b) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.
“Restricted Subsidiary” shall mean each Subsidiary that is either (a) designated as a Restricted Subsidiary on Schedule 5.4 or (b) designated as a Restricted Subsidiary by the Board of Directors of the Company in accordance with Section 10.12.
“Restricted Subsidiary Stock” shall mean Subsidiary Stock of any Restricted Subsidiary.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder from time to time in effect.
“Securitization Subsidiary” shall mean any Restricted Subsidiary that (a) has been created for the sole purpose and business of purchasing and owning the accounts receivable of the Company or any other Restricted Subsidiary, (b) has no Debt outstanding other than Debt incurred in connection with the purchase of such accounts receivable and (c) does not, and by the terms of its organizational documents or contractual obligations to which it or its property is then bound can not, own or hold any other assets or participate in any other business or incur any other Debt.
“Senior Debt” shall mean any Debt of the Company other than Debt that is in any manner subordinated in right of payment or security in any respect to the Debt evidenced by the Notes.
“Senior Financial Officer” shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Significant Subsidiary” shall mean at any time each Restricted Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) of the Company.
“Source” is defined in Section 6.2.
“Standard & Poor’s” shall mean Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.
“Subsidiary” shall mean, as to any Person, any corporation, association, or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient Voting Stock to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Subsidiary Stock” shall mean, with respect to any Person, the stock (or any options or warrants to purchase stock or other securities exchangeable for or convertible into stock) of any Subsidiary of such Person.
“Supplemental Indenture” shall mean the Thirty-Fourth Supplemental Indenture to the Mortgage Indenture, to be entered into between the Company and the Mortgage Trustee, pursuant to which the First Mortgage Bonds shall have been issued, in substantially the form set out in Exhibit 2.
“Synthetic Lease” shall mean any lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, or appropriate successor thereto, and (b) the lessee will be entitled to various tax benefits ordinarily available to owners (as opposed to lessees) of like property.
“Transfer” shall mean, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Consolidated Tangible Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Tangible Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.
“Trust Estate” shall mean substantially all operating properties and franchises (other than excepted property, such as cash in hand, chooses in action, securities, rent, and certain materials, supplies, appliances and vehicles) that the Company currently owns or that it will acquire in the future, subject to certain permitted encumbrances and any pre-existing Liens at the time of such acquisition, that serve as collateral under the Mortgage Indenture.
“Unrestricted Subsidiary” shall mean each Subsidiary that is either (a) designated as an Unrestricted Subsidiary on Schedule 5.4 or (b) designated as an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with Section 10.12. Any Subsidiary which has not been designated as either a Restricted Subsidiary or Unrestricted Subsidiary shall be deemed to be an Unrestricted Subsidiary.
“USA Patriot Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions” is defined in Section 5.16(a).
“Voting Stock” shall mean any securities of any class of a Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (or Persons performing similar functions) irrespective of whether at the time securities of any other class shall have or might have voting power by reason of the happening of any contingency.
“Wholly-Owned Restricted Subsidiary” shall mean, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Restricted Subsidiaries at such time.

CHANGES IN CORPORATE STRUCTURE
None.

SCHEDULE 4.9
(to Note Purchase Agreement)

DISCLOSURE MATERIALS
None.

SUBSIDIARIES OF THE COMPANY AND
OWNERSHIP OF SUBSIDIARY STOCK
None.

SCHEDULE 5.3
(to Note Purchase Agreement)

FINANCIALS
NEW JERSEY NATURAL GAS COMPANY
Annual Reports for the each of the Fiscal Years Ended September 30, 2008 through September 30, 2012.

SCHEDULE 5.5
(to Note Purchase Agreement)

CERTAIN LITIGATION
Actions, suits and proceedings described in Item 3 to New Jersey Resources Corporation’s Annual Report on Form 10‑K for the year ended September 30, 2012.

SCHEDULE 5.8
(to Note Purchase Agreement)

PATENTS, ETC.
None.

SCHEDULE 5.11
(to Note Purchase Agreement)

USE OF PROCEEDS
The Company will apply the proceeds of the sale of the Notes for its general corporate purposes, including, to refinance or retire short-term debt and to fund capital expenditure requirements.

SCHEDULE 5.14
(to Note Purchase Agreement)

EXISTING DEBT

December 31, 2012 ($000)
	Rate	Maturity Date	Principal Amt.
First Mortgage Bonds (Secured)

Series HH	5%	12/1/38	$12,000,000
Series II	4.5%	8/1/23	$10,300,000
Series JJ	4.6%	8/1/24	$10,500,000
Series KK	4.9%	10/1/40	$15,000,000
Series LL	5.6%	5/15/18	$125,000,000
Series MM	Var.	9/1/27	$9,545,000
Series NN	Var.	8/1/35	$41,000,000
Series OO	Var.	8/1/41	$46,500,000
Sub-total First Mortgage Bonds			$269,845,000
Unsecured Senior Notes	4.77%	3/15/14	$60,000,000
Capital Lease Obligation – Bldg		6/1/21	$21,900,000
Capital Lease Obligation – Meters		Var. Dates	$36,700,000
Capital Lease Obligation – Equipment		12/1/13	$200,000
Commercial Paper (Unsecured)			$204,000,000
Credit Facility (Unsecured)			$800,000
Total			$593,445,000

SCHEDULE 5.15
(to Note Purchase Agreement)

FORM OF NOTE
NEW JERSEY NATURAL GAS COMPANY
3.15% Senior Note due April 15, 2028
No. R-_______    April 15, 2013
$____________    PPN 645869 D*6
FOR VALUE RECEIVED, the undersigned, NEW JERSEY NATURAL GAS COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of New Jersey, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ DOLLARS on April 15, 2028, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of 3.15% per annum from the date hereof, payable semiannually, on the 15th day of April and October in each year and on April 15, 2028, commencing with the April 15 or October 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the office of U.S. Bank National Association designated pursuant to the Note Purchase Agreement or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of 3.15% Senior Notes (herein called the “Notes”) issued pursuant to that certain Note Purchase Agreement dated as of February 8, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (1) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (2) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written

EXHIBIT 1
(to Note Purchase Agreement)

instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding the choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
NEW JERSEY NATURAL GAS COMPANY

By	____________________________________
Its Treasurer

E-1-2

MORTGAGE
NEW JERSEY NATURAL GAS COMPANY
To
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
successor in interest to BNY Midwest Trust Company,
As Trustee
___________________________
THIRTY-FOURTH SUPPLEMENTAL INDENTURE
Dated as of April 1, 2013
___________________________
Supplemental to Indenture of Mortgage and
Deed of Trust Dated April 1, 1952

Prepared by: William M. Libit Chapman and Cutler LLP 111 West Monroe Street Chicago, Illinois 60603	Record and Return to: Richard Reich, Esq. NJR Service Corporation 1415 Wyckoff Road Wall, New Jersey 07719

MORTGAGE
THIRTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of April 1, 2013, between NEW JERSEY NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the “Company”), having its principal office at 1415 Wyckoff Road, Wall, New Jersey, party of the first part, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., successor in interest to BNY Midwest Trust Company, a national banking association (hereinafter called the “Trustee”), having its principal office at 2 North LaSalle Street, Chicago, Illinois, as Trustee under the Indenture of Mortgage and Deed of Trust hereinafter mentioned, party of the second part.
WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust dated April 1, 1952 (hereinafter sometimes called the “Original Indenture”) to secure the payment of the principal of and the interest and premium (if any) on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued thereunder; and
WHEREAS, the Company thereafter executed and delivered to the Trustee its First Supplemental Indenture dated February 1, 1958, its Second Supplemental Indenture dated December 1, 1960, its Third Supplemental Indenture dated July 1, 1962, its Fourth Supplemental Indenture dated September 1, 1962, its Fifth Supplemental Indenture dated December 1, 1963, its Sixth Supplemental Indenture dated June 1, 1966, its Seventh Supplemental Indenture dated October 1, 1970, its Eighth Supplemental Indenture dated May 1, 1975, its Ninth Supplemental Indenture dated February 1, 1977, its Tenth Supplemental Indenture dated as of September 1, 1980, its Eleventh Supplemental Indenture dated as of September 1, 1983, its Twelfth Supplemental Indenture dated as of August 1, 1984, its Thirteenth Supplemental Indenture dated as of September 1, 1985, its Fourteenth Supplemental Indenture dated as of May 1, 1986, its Fifteenth Supplemental Indenture dated as of March 1, 1987, its Sixteenth Supplemental Indenture dated as of December 1, 1987, its Seventeenth Supplemental Indenture dated as of June 1, 1988, its Eighteenth Supplemental Indenture dated as of June 1, 1989, its Nineteenth Supplemental Indenture dated as of March 1, 1991, its Twentieth Supplemental Indenture dated as of December 1, 1992, its Twenty-First Supplemental Indenture dated as of August 1, 1993, its Twenty-Second Supplemental Indenture dated as of October 1, 1993, its Twenty-Third Supplemental Indenture dated as of August 15, 1994, its Twenty-Fourth Supplemental Indenture dated as of October 1, 1994, its Twenty-Fifth Supplemental Indenture dated as of July 15, 1995, its Twenty-Sixth Supplemental Indenture dated as of October 1, 1995, its Twenty-Seventh Supplemental Indenture dated as of September 1, 1997, its Twenty-Eighth Supplemental Indenture dated as of January 1, 1998, its Twenty-Ninth Supplemental Indenture dated as of April 1, 1998, its Thirtieth Supplemental Indenture dated as of December 1, 2003, its Thirty-First Supplemental Indenture dated as of October 1, 2005, its Thirty-Second Supplemental Indenture dated as of May 1, 2008 and its Thirty‑Third Supplemental Indenture dated as of August 1, 2011, supplementing and amending the Original Indenture; and
WHEREAS, Bonds in the aggregate principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) were issued under and in accordance with the terms of the Original Indenture, as an initial series designated “First Mortgage Bonds, 4‑1/4% Series A due 1977,” herein sometimes called “1977 Series A Bonds,” which 1977 Series A Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First Supplemental Indenture, as a second series designated “First Mortgage Bonds, 5% Series B due 1983”, herein sometimes called “1983 Series B Bonds”, which 1983 Series B Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Four Million Dollars ($4,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture, as a third series designated “First Mortgage Bonds, 5‑1/8% Series C due 1985,” herein sometimes called “1985 Series C Bonds,” which 1985 Series C Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Five Million Dollars ($5,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fourth Supplemental Indentures, inclusive, as a fourth series designated “First Mortgage Bonds, 4‑7/8% Series D due 1987,” herein sometimes called “1987 Series D Bonds,” which 1987 Series D Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fifth Supplemental Indentures, inclusive, as a fifth series designated “First Mortgage Bonds, 4‑3/4% Series E due 1988,” herein sometimes called “1988 Series E Bonds,” which 1988 Series E Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Seventh Supplemental Indentures, inclusive, as a sixth series designated “First Mortgage Bonds, 9‑1/4% Series F due 1995,” herein sometimes called “1995 Series F Bonds,” which 1995 Series F Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Eighth Supplemental Indentures, inclusive as a seventh series designated “First Mortgage Bonds, 10% Series G due 1987,” herein sometimes called “1987 Series G Bonds,” which 1987 Series G Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Ninth Supplemental Indentures, inclusive, as an eighth series designated “First Mortgage Bonds, 9% Series H due 1992,” herein sometimes called “1992 Series H Bonds,” which 1992 Series H Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Tenth Supplemental Indentures, inclusive, as a ninth series designated “First Mortgage Bonds, 9‑1/8% Series J due 2000,” herein sometimes called “2000 Series J Bonds,” which 2000 Series J Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Three Hundred Thousand Dollars ($10,300,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Eleventh Supplemental Indentures, inclusive, as a tenth series designated “First Mortgage Bonds, 10‑3/8% Series K due 2013,” herein sometimes called “2013 Series K Bonds,” which 2013 Series K Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twelfth Supplemental Indentures, inclusive, as an eleventh series designated “First Mortgage Bonds, 10‑l/2% Series L due 2014,” herein sometimes called “2014 Series L Bonds,” which 2014 Series L Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Twelve Million Dollars ($12,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirteenth Supplemental Indentures, inclusive, as a twelfth series designated “First Mortgage Bonds, 10.85% Series M due 2000,” herein sometimes called “2000 Series M Bonds,” which 2000 Series M Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture as supplemented and amended by the First through the Fourteenth Supplemental Indentures, inclusive, as a thirteenth series designated “First Mortgage Bonds, 10% Series N due 2001,” herein sometimes called “2001 Series N Bonds,” which 2001 Series N Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fifteenth Supplemental Indentures, inclusive, as a fourteenth series designated “First Mortgage Bonds, 8.50% Series P due 2002,” herein sometimes called “2002 Series P Bonds,” which 2002 Series P Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Thirteen Million Five Hundred Thousand Dollars ($13,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Sixteenth Supplemental Indentures, inclusive, as a fifteenth series designated “First Mortgage Bonds, 9% Series Q due 2017,” herein sometimes called “2017 Series Q Bonds,” which 2017 Series Q Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Seventeenth Supplemental Indentures, inclusive, as a sixteenth series designated “First Mortgage Bonds, 8.50% Series R due 2018,” herein sometimes called “2018 Series R Bonds,” which 2018 Series R Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty Million Dollars ($20,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Eighteenth Supplemental Indentures, inclusive, as a seventeenth series designated “First Mortgage Bonds, 10.10% Series S due 2009,” herein sometimes called “2009 Series S Bonds,” which 2009 Series S Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Nineteenth Supplemental Indentures, inclusive, as an eighteenth series designated “First Mortgage Bonds, 7.05% Series T due 2016,” herein sometimes called “2016 Series T Bonds,” which 2016 Series T Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were authorized, of which Fifteen Million Dollars ($15,000,000) have been issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Nineteenth Supplemental Indentures, inclusive, as a nineteenth series designated “First Mortgage Bonds, 7.25% Series U due 2021,” herein sometimes called “2021 Series U Bonds,” which 2021 Series U Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twentieth Supplemental Indentures, inclusive, as a twentieth series designated “First Mortgage Bonds, 7.50% Series V due 2002,” herein sometimes called “2002 Series V Bonds,” which 2002 Series V Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Three Hundred Thousand Dollars ($10,300,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-First Supplemental Indentures, inclusive, as a twenty-first series designated “First Mortgage Bonds, 5‑3/8% Series W due 2023,” herein sometimes called “2023 Series W Bonds,” which 2023 Series W Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Thirty Million Dollars ($30,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Second Supplemental Indentures, inclusive, as a twenty-second series designated “First Mortgage Bonds, 6.27% Series X due 2008,” herein sometimes called “2008 Series X Bonds,” which 2008 Series X Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Third Supplemental Indentures, inclusive, as a twenty-third series designated “First Mortgage Bonds, 6.25% Series Y due 2024,” herein sometimes called “2024 Series Y Bonds,” which 2024 Series Y Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Fourth Supplemental Indentures, inclusive, as a twenty-fourth series designated “First Mortgage Bonds, 8.25% Series Z due 2004,” herein sometimes called “2004 Series Z Bonds,” which 2004 Series Z Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Fifth Supplemental Indentures, inclusive, as a twenty-fifth series designated “First Mortgage Bonds, Adjustable Rate Series AA due 2030,” herein sometimes called “2030 Series AA Bonds,” which 2030 Series AA Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Sixteen Million Dollars ($16,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Fifth Supplemental Indentures, inclusive, as a twenty-sixth series designated “First Mortgage Bonds, Adjustable Rate Series BB due 2030,” herein sometimes called “2030 Series BB Bonds,” which 2030 Series BB Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty Million Dollars ($20,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Sixth Supplemental Indentures, inclusive, as a twenty-seventh series designated “First Mortgage Bonds, 6-7/8 Series CC due 2010,” herein sometimes called “2010 Series CC Bonds,” which 2010 Series CC Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Thirteen Million Five Hundred Thousand Dollars ($13,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Seventh Supplemental Indentures, inclusive, as a twenty-eighth series designated “First Mortgage Bonds, Adjustable Rate Series DD due 2027,” herein sometimes called “2027 Series DD Bonds,” which 2027 Series DD Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Eighth Supplemental Indentures, inclusive, as a twenty-ninth series designated “First Mortgage Bonds, Adjustable Rate Series EE due 2028,” herein sometimes called “2028 Series EE Bonds,” which 2028 Series EE Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Eighth Supplemental Indentures, inclusive, as a thirtieth series designated “First Mortgage Bonds, Adjustable Rate Series FF due 2028,” herein sometimes called “2028 Series FF Bonds,” which 2028 Series FF Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Eighteen Million Dollars ($18,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Ninth Supplemental Indentures, inclusive, as a thirty-first series designated “First Mortgage Bonds, Adjustable Rate Series GG due 2033,” herein sometimes called “2033 Series GG Bonds,” which 2033 Series GG Bonds have since been paid and redeemed by the Company; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Twelve Million Dollars ($12,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirtieth Supplemental Indentures, inclusive, as a thirty-second series designated “First Mortgage Bonds, Series HH due 2038,” herein sometimes called “2038 Series HH Bonds,” of which Twelve Million Dollars ($12,000,000) in principal amount are outstanding at the date hereof; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Three Hundred Thousand Dollars ($10,300,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty-First Supplemental Indentures, inclusive, as a thirty-third series designated “First Mortgage Bonds, Series II due 2023,” herein sometimes called “2023 Series II Bonds,” of which Ten Million Three Hundred Thousand Dollars ($10,300,000) in principal amount are outstanding at the date hereof; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty-First Supplemental Indentures, inclusive, as a thirty-fourth series designated “First Mortgage Bonds, Series JJ due 2024,” herein sometimes called “2024 Series JJ Bonds,” of which Ten Million Five Hundred Thousand Dollars ($10,500,000) in principal amount are outstanding at the date hereof; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were authorized under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty-First Supplemental Indentures, inclusive, as a thirty-fifth series designated “First Mortgage Bonds, Series KK due 2040,” herein sometimes called “2040 Series KK Bonds,” of which Ten Million Eight Hundred Thousand Dollars ($10,800,000) in principal amount are outstanding at the date hereof; and
WHEREAS, thereafter Bonds in the aggregate principal amount of One Hundred Twenty Five Million Dollars ($125,000,000) were authorized under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty‑Second Supplemental Indentures, inclusive, as a thirty-sixth series designated “First Mortgage Bonds, Series LL due 2018,” herein sometimes called “2018 Series LL Bonds,” of which One Hundred Twenty Five Million Dollars ($125,000,000) in principal amount are outstanding at the date hereof; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Nine Million Five Hundred Forty Five Thousand Dollars ($9,545,000) were authorized under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty-Third Supplemental Indentures, inclusive, as a thirty-seventh series designated “First Mortgage Bonds, Series MM due 2027,” herein sometimes called “2027 Series MM Bonds,” of which Nine Million Five Hundred Forty Five Thousand Dollars ($9,545,000) in principal amount are outstanding at the date hereof; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Forty One Million Dollars ($41,000,000) were authorized under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty-Third Supplemental Indentures, inclusive, as a thirty-eighth series designated “First Mortgage Bonds, Series NN due 2035,” herein sometimes called “2035 Series NN Bonds,” of which Forty One Million Dollars ($41,000,000) in principal amount are outstanding at the date hereof; and
WHEREAS, thereafter Bonds in the aggregate principal amount of Forty Six Million Five Hundred Thousand Dollars ($46,500,000) were authorized under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty‑Third Supplemental Indentures, inclusive, as a thirty-ninth series designated “First Mortgage Bonds, Series OO due 2041,” herein sometimes called “2041 Series OO Bonds,” of which Forty Six Million Five Hundred Thousand Dollars ($46,500,000) in principal amount are outstanding at the date hereof; and
WHEREAS, that on May 17, 2000 BNY Midwest Trust Company, as transferee of the corporate trust business of Harris Trust and Savings Bank, Trustee under the Original Indenture, became successor Trustee under the Original Indenture; and
WHEREAS, the Original Indenture provides that, subject to certain exceptions not presently relevant, such changes in or additions to the provisions of the Indenture (the term “Indenture” and other terms used herein having the meanings assigned thereto in the Original Indenture except as herein expressly modified) may be made to add to the covenants and agreements of the Company in the Indenture contained other covenants and agreements thereafter to be observed by the Company; and to provide for the creation of any series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series as in the Indenture provided or permitted; and
WHEREAS, the Indenture further provides that the Company and the Trustee may enter into indentures supplemental to the Indenture to convey, transfer and assign unto the Trustee and to subject to the lien of the Indenture additional properties acquired by the Company; and
WHEREAS, the Company has entered into a Note Purchase Agreement dated as of February __, 2013 (the “Note Purchase Agreement”) with the Purchasers identified in Schedule A attached thereto, pursuant to which the Company issued its senior notes designated “3.15% Senior Notes due April 15, 2028” in the aggregate principal amount of $50,000,000 (the “Senior Notes due April 15, 2028”); and
WHEREAS, the Company has duly determined to create a fortieth series of Bonds, to be known as “First Mortgage Bonds, Series PP due 2028,” herein sometimes called “2028 Series PP Bonds,” to be delivered and pledged to U.S. Bank National Association, as collateral agent (the “Collateral Agent”) pursuant to the Note Purchase Agreement for the benefit and security of the holders of the Senior Notes due April 15, 2028, all as herein provided and as provided in the Note Purchase Agreement, and to add to the covenants and agreements contained in the Indenture the covenants and agreements hereinafter set forth; and
WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Thirty‑Fourth Supplemental Indenture in the form hereof for the purposes herein provided; and
WHEREAS, all conditions and requirements necessary to make this Thirty-Fourth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That NEW JERSEY NATURAL GAS COMPANY, by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of principal of and any premium which may be due and payable on and the interest on all Bonds at any time issued and outstanding under the Indenture according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto the party of the second part, and to its successors in the trust, and to it and its assigns forever, and has granted and does hereby grant thereunto a security interest in, all of the property, real, personal and mixed, now owned by the Company and situated in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, or wherever situate (except property specifically excepted from the lien of the Indenture by the terms of the Indenture) and also all of the property, real, personal and mixed, hereafter acquired by the Company wherever situate (except property specifically excepted from the lien of the Indenture by the terms of the Indenture), including both as to property now owned and property hereafter acquired, without in any way limiting or impairing the enumeration of the same, the scope and intent of the foregoing or of any general or specific description contained in the Indenture, the following:
I. FRANCHISES
All and singular, the franchises, grants, permits, immunities, privileges and rights of the Company owned and held by it at the date of the execution hereof or hereafter acquired for the construction, maintenance, and operation of the gas plants and systems now or hereafter subject to the lien hereof, as well as all certificates, franchises, grants, permits, immunities, privileges, and rights of the Company used or useful in the operation of the property now or hereafter mortgaged hereunder, including all and singular the franchises, grants, permits, immunities, privileges, and rights of the Company granted by the governing authorities of any municipalities or other political subdivisions and all renewals, extensions and modifications of said certificates, franchises, grants, permits, privileges, and rights or any of them.
II. GAS DISTRIBUTION SYSTEMS AND RELATED PROPERTY
All gas generating plants, gas storage plants and gas manufacturing plants of the Company, all the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the generation, manufacturing and purifying of gas, together with the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, and sites forming a part of such plants or any of them or occupied, enjoyed or used in connection therewith.
All gas distribution or gas transmission systems of the Company, all buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, connections, service pipes, meters, conduits, tools, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the construction, maintenance, repair or operations of such distribution or transmission systems, together with all the certificates, rights, privileges, rights-of-way, franchises, licenses, easements, grants, liberties, immunities, permits of the Company, howsoever conferred or acquired, under, over, or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation. Without limiting the generality of the foregoing, there are expressly included the gas distribution or gas transmission systems located in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, and in the following municipalities in said State and Counties: Aberdeen Township (formerly Matawan Township), Allenhurst Borough, City of Asbury Park, Atlantic Highlands Borough, Avon Borough, Barnegat Light Borough, Barnegat Township (formerly named Union Township), Bay Head Borough, Beach Haven Borough, Beachwood Borough, Belmar Borough, Berkeley Township, Boonton Town, Boonton Township, Bradley Beach Borough, Brick Township, Brielle Borough, Colts Neck Township, Deal Borough, Denville Township, Dover Town, Dover Township, Eagleswood Township, East Brunswick Township, Eatontown Borough, Englishtown Borough, Fair Haven Borough, Farmingdale Borough, Franklin Township in Somerset County, Freehold Borough, Freehold Township, Hanover Township, Harvey Cedars Borough, Hazlet Township, Highlands Borough, Holmdel Township, Hopatcong Borough, Howell Township, Interlaken Borough, Island Heights Borough, Jackson Township, Jefferson Township, Keansburg Borough, Keyport Borough, Lacey Township, Lakehurst Borough, Lakewood Township, Lavallette Borough, Lincoln Park Borough, Little Egg Harbor Township, Little Silver Borough, Loch Arbour Village, Long Beach Township, Long Branch City, Manalapan Township, Manasquan Borough, Manchester Township, Mantoloking Borough, Marlboro Township, Matawan Borough, Middletown Township, Milltown Borough, Mine Hill Township, Monmouth Beach Borough, Monroe Township, Montville Township, Morris Plains Borough, Mount Arlington Borough, Mount Olive Township, Mountain Lakes Borough, Neptune City Borough, Neptune Township, Netcong Borough, New Brunswick City, North Brunswick Township, Ocean Township in Monmouth County, Ocean Township in Ocean County, Ocean Gate Borough, Oceanport Borough, Old Bridge Township (formerly named Madison Township), Parsippany-Troy Hills Township, Pine Beach Borough, Point Pleasant Borough, Point Pleasant Beach Borough, Randolph Township, Red Bank Borough, Rockaway Borough, Rockaway Township, Roxbury Township, Rumson Borough, Sayreville Borough, Sea Bright Borough, Sea Girt Borough, Seaside Heights Borough, Seaside Park Borough, Ship Bottom Borough, Shrewsbury Borough, Shrewsbury Township, South Belmar Borough, South Brunswick Township, South River Borough, South Toms River Borough, Spring Lake Borough, Spring Lake Heights Borough, Stafford Township, Surf City Borough, Tinton Falls Borough (formerly named New Shrewsbury Borough), Tuckerton Borough, Union Beach Borough, Union Township, Victory Gardens Borough, Wall Township, Washington Township in Burlington County, Washington Township in Morris County, West Long Branch Borough, West Milford Township and Wharton Borough.
III. CONTRACTS
All of the Company’s right, title and interest in and under all contracts, licenses or leases for the purchase of gas, either in effect at the date of execution hereof or hereafter made and any extension or renewal thereof.
TOGETHER WITH ALL AND SINGULAR the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the Trust Estate, or any part thereof, with the reversion or reversions, remainder and remainders, rents, issues, income and profits thereof, and all the right, title, interest and claim whatsoever, at law or in equity, which the Company now has or which it may hereafter acquire in and to the Trust Estate and every part and parcel thereof.
TO HAVE AND TO HOLD the Trust Estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns forever;
SUBJECT, HOWEVER, as to property hereby conveyed, to Permitted Encumbrances;
BUT IN TRUST, NEVERTHELESS, under and subject to the terms and conditions hereafter set forth, for the equal and proportionate use, benefit, security and protection of each and every person and corporation who may be or become the holders of the Bonds and coupons hereby secured, if any, without preference, priority or distinction as to the lien or otherwise of one Bond or coupon over or from the others by reason of priority in the issue or negotiation thereof, or by reason of the date of maturity thereof, or otherwise (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture, may afford additional security for the Bonds of any particular series and except as provided in § 9.02 of the Indenture), and for securing the observance and performance of all the terms, provisions and conditions of the Indenture.
THIS INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted, and hereby does agree and covenant, with the Trustee and its successors and assigns and with the respective holders from time to time of the Bonds and coupons, or any thereof, as follows:
ARTICLE I

CERTAIN AMENDMENTS OF INDENTURE
§ 1.1.    The Original Indenture, as heretofore amended, be and it hereby is further amended in the following respects, the section numbers specified below being the sections of the Indenture in which such amendments occur:
§ 1.01.    The following definition be and it hereby is added immediately after the thirty-fourth sentence of § 1.01B:
“‘THIRTY-FOURTH SUPPLEMENTAL INDENTURE’ shall mean the Supplemental Indenture dated as of April 1, 2013, supplemental to the Indenture.”
§ 1.01.    The following definition be and it hereby is added immediately after the fortieth sentence of § 1.01F:
“‘2028 SERIES PP BOND’ shall mean one of the First Mortgage Bonds, Series PP due 2028, issued hereunder.”
§ 2.11.    The following be and it hereby is added at the end of § 2.11:
“No charge except for taxes or governmental charges shall be made against any holder of any 2028 Series PP Bond for the exchange, transfer or registration of transfer thereof.”
§ 8.08.    The period at the end of the first paragraph of § 8.08 be and it hereby is deleted and the following words and figures be and they hereby are added thereto:
“, and the 2028 Series PP Bonds shall be redeemed at the redemption price specified in § 10.96.”
ARTICLE II

2028 SERIES PP BONDS
§ 2.1.    There shall be a fortieth series of Bonds, known as and entitled “First Mortgage Bonds, Series PP due 2028” or “First Mortgage Bonds, Series PP” (herein and in the Indenture referred to as the “2028 Series PP Bonds”), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in the preambles to the Original Indenture.
The aggregate principal amount of 2028 Series PP Bonds which may be authenticated and delivered and outstanding under the Indenture is Fifty Million Dollars ($50,000,000).
The 2028 Series PP Bonds shall be payable to the Collateral Agent, and shall be nontransferable except to a successor of the Collateral Agent, in accordance with the Note Purchase Agreement.
The 2028 Series PP Bonds shall bear interest at the rate of 3.15% per annum, computed on the basis of a 360‑day year of twelve 30‑day months, until the principal thereof is paid or made available for payment, and shall mature on April 15, 2028, subject to prior redemption as described herein; provided that any principal and Make-Whole Amount (as defined in the Note Purchase Agreement), and any such installment of interest which is overdue shall bear interest at the rate of six percent (6%) per annum (to the extent that payment of such interest is enforceable under applicable law).
The 2028 Series PP Bonds shall be in the form of registered Bonds without coupons of denominations of One Thousand Dollars ($1,000) and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization. The 2028 Series PP Bonds shall be dated as provided in § 2.05 of the Indenture. All 2028 Series PP Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2028 Series PP Bonds, on each date on which interest shall from time to time be payable on the Senior Notes due April 15, 2028; provided, that the obligation of the Company to make payments with respect to the principal of, Make-Whole Amount, if any, and interest on the 2028 Series PP Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, Make-Whole Amount, if any, and interest on any of the Senior Notes due April 15, 2028 shall have been fully or partially paid from payments made by the Company under the Note Purchase Agreement. The principal of and the Make-Whole Amount, if any, and interest on the 2028 Series PP Bonds shall be payable at the principal office of the Trustee, in the City of Chicago, Illinois, or, at the option of the Company, at the “principal office” (as indicated pursuant to the Note Purchase Agreement) of the Collateral Agent, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.
Notwithstanding any other provision of the Indenture or of the 2028 Series PP Bonds, payments of the principal of and the Make-Whole Amount, if any, and interest on any 2028 Series PP Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2028 Series PP Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.
The 2028 Series PP Bonds shall be subject to redemption at the option of the Company or otherwise, and shall be subject to mandatory redemption, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article III of this Supplemental Indenture.
The 2028 Series PP Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to § 11.02 of the Indenture and shall also be excluded from the benefits of the covenants of § 9.08 and § 11.01 of the Indenture.
Notwithstanding the provisions of § 10.04 or any other provision of the Indenture, the selection of 2028 Series PP Bonds to be redeemed shall, in case fewer than all of the outstanding 2028 Series PP Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of One Thousand Dollars ($1,000)) among the registered holders of the 2028 Series PP Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2028 Series PP Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2028 Series PP Bonds).
The definitive 2028 Series PP Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper. Subject to the foregoing provisions of this Section and the provisions of § 2.11 of the Indenture, all definitive 2028 Series PP Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.
§ 2.2.    2028 Series PP Bonds in the aggregate principal amount of Fifty Million Dollars ($50,000,000) may forthwith upon the execution and delivery of this Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this Supplemental Indenture. No additional 2028 Series PP Bonds shall be issued under Article Four, Five or Six of the Indenture without the consent in writing of the holders of all the outstanding 2028 Series PP Bonds.
§ 2.3.    As provided in Section 2.2(d) of the Note Purchase Agreement, from and after the Release Date (as defined in the Note Purchase Agreement), the obligations of the Company with respect to the 2028 Series PP Bonds shall be deemed to be satisfied and discharged, the 2028 Series PP Bonds shall cease to secure in any manner any Senior Notes due April 15, 2028 outstanding under the Note Purchase Agreement, and, following the satisfaction of the requirements of Section 2.2(d) of the Note Purchase Agreement, the Collateral Agent shall forthwith deliver the 2028 Series PP Bonds to the Company together with such appropriate instruments of transfer or release as may be reasonably required by the Company, and then the Company shall deliver such 2028 Series PP Bonds to the Trustee for cancellation.
ARTICLE III

REDEMPTION OF THE 2028 SERIES PP BONDS
§ 3.1.    The following § 10.95 and § 10.96 be and they hereby are added to Article Ten of the Indenture:
“§ 10.95.    The 2028 Series PP Bonds shall be subject to redemption as follows: payments of principal of and Make‑Whole Amount, if any, and interest on the 2028 Series PP Bonds shall be made to the Collateral Agent to redeem 2028 Series PP Bonds in such amounts as shall be necessary, in accordance with the provisions of the Note Purchase Agreement, to provide funds under the Note Purchase Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the Senior Notes due April 15, 2028) and (b) make, when due, any prepayment required or permitted by the Senior Notes due April 15, 2028 in connection with any prepayment of the Senior Notes due April 15, 2028; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the Senior Notes due April 15, 2028 shall have been fully or partially made from payments made by the Company on the Notes under the Note Purchase Agreement; provided, further, however, that any principal and Make-Whole Amount, and any interest which is overdue shall bear interest at the rate of six percent (6%) per annum (to the extent that payment of such interest is enforceable under applicable law). Terms used and not defined in this Section shall have the respective meanings given to them in the Thirty-Fourth Supplemental Indenture dated as of April 1, 2013.”
“§ 10.96.    In the case of the redemption of 2028 Series PP Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2028 Series PP Bonds shall, upon compliance with provisions of § 10.04, and subject to the provisions of § 2.1 of the Thirty‑Fourth Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium or Make-Whole Amount.”
ARTICLE IV

MISCELLANEOUS
§ 4.1.    The Company is lawfully seized and possessed of all the real estate, franchises and other property described or referred to in the Indenture (except properties released from the lien of the Indenture pursuant to the provisions thereof) as presently mortgaged, subject to the exceptions stated therein, such real estate, franchises and other property are free and clear of any lien prior to the lien of the Indenture except as set forth in the Granting Clauses of the Indenture and the Company has good right and lawful authority to mortgage the same as provided in and by the Indenture.
§ 4.2.    The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture, and this Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length.
 §4.3.    The terms used in this Supplemental Indenture shall have the meanings assigned thereto in the Indenture. Reference by number in this Supplemental Indenture to Articles or Sections shall be construed as referring to Articles or Sections contained in the Indenture, unless otherwise stated.
§ 4.4.    As amended and modified by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.
§ 4.5.    Neither the approval by the Board of Public Utilities of the State of New Jersey of the execution and delivery of this Supplemental Indenture nor the approval by said Board of the issue of any Bonds under the Indenture shall in any way be construed as the approval by said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey; nor shall approval by said Board of the issue of any Bonds under the Indenture bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of Bonds under the Indenture or otherwise.
§ 4.6.    This Supplemental Indenture may be executed in any number of counterparts and all said counterparts executed and delivered each as an original shall constitute but one and the same instrument.
NEW JERSEY NATURAL GAS COMPANY HEREBY DECLARES THAT IT HAS READ THIS THIRTY-FOURTH SUPPLEMENTAL INDENTURE, HAS RECEIVED A COMPLETELY FILLED-IN TRUE COPY OF IT WITHOUT CHARGE AND HAS SIGNED THIS THIRTY-FOURTH SUPPLEMENTAL INDENTURE ON THE DATE CONTAINED IN ITS ACKNOWLEDGMENT HEREOF.
IN WITNESS WHEREOF, NEW JERSEY NATURAL GAS COMPANY, party of the first part, has caused these presents to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., successor in interest to BNY Midwest Trust Company, party of the second part, in evidence of its acceptance of the trust hereby created, has caused these presents to be signed in its corporate name by one of its Vice Presidents.

NEW JERSEY NATURAL GAS COMPANY

By
Name:    Kathleen T. Ellis
Title:    Executive Vice President and
Chief Operating Officer
[Corporate Seal]
ATTEST:

Name:    Rhonda M. Figueroa
Title:    Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., successor in interest to BNY Midwest Trust Company, as Trustee

By
Name:
Title:

STATE OF NEW JERSEY    )
) SS:
COUNTY OF MONMOUTH    )
BE IT REMEMBERED that on this ______ day of ____________, 2013, before me, the subscriber, an Attorney-at-Law of the State of New Jersey, and I hereby certify that I am such an Attorney-at-Law as witness my hand, personally appeared Rhonda M. Figueroa to me known who, being by me duly sworn according to law, on her oath, does depose and make proof to my satisfaction that she is the Corporate Secretary of NEW JERSEY NATURAL GAS COMPANY, the grantor or mortgagor in the foregoing Supplemental Indenture named; that she well knows the seal of said corporation; that the seal affixed to said Supplemental Indenture is the corporate seal of said corporation, and that it was so affixed in pursuance of resolutions of the Board of Directors of said corporation; that Kathleen T. Ellis is Executive Vice President and Chief Operating Officer of said corporation; that she saw said Kathleen T. Ellis, as such Executive Vice President and Chief Operating Officer, affix said seal thereto, sign and deliver said Supplemental Indenture, and heard her declare that she signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolutions, and that this deponent signed her name thereto, at the same time, as attesting witness.

Name:    Rhonda M. Figueroa
Title:    Corporate Secretary
Subscribed and sworn to before me,
an Attorney-at-Law of the State of
New Jersey, at Wall, New Jersey,
the day and year aforesaid.

Name:
Attorney-at-Law of the
State of New Jersey

COMMONWEALTH OF PENNSYLVANIA    )
) SS:
COUNTY OF __________________    )
BE IT REMEMBERED that on this ______ day of ____________, 2013, before me, the subscriber, a Notary Public of the Commonwealth of Pennsylvania, personally appeared _____________________ to me known who, being by me duly sworn according to law, on his/her oath, does depose and make proof to my satisfaction that s/he is a ________________ of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., successor in interest to BNY Midwest Trust Company, the grantee or mortgagee and trustee in the foregoing Supplemental Indenture named and heard said _________________ declare that s/he signed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolution, and that this deponent signed her/his name thereto, at the same time, as attesting witness.

Name:
Title:
Subscribed and sworn to before me a
Notary Public of the Commonwealth
of Pennsylvania at Pittsburgh, the day
and year aforesaid.

Notary Public of the
Commonwealth of Pennsylvania

[NOTARY SEAL]

FORM OF OPINION OF SPECIAL COUNSEL
TO THE COMPANY
The closing opinion of Chapman and Cutler, LLP, special counsel for the Company, which is called for by Section 4.4(a) of the Agreement, shall be dated the date of the Closing and addressed to each Purchaser, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:
1.    The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, has the corporate power and the corporate authority to (a) execute the Note Purchase Agreement, the Supplemental Indenture and the First Mortgage Bond Documents, (b) issue the Notes and the First Mortgage Bonds and (c) perform the Note Purchase Agreement, the Supplemental Indenture, the Notes, the First Mortgage Bonds, the Mortgage Indenture and the First Mortgage Bond Documents and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and, based solely on the attached Officer’s Certificate of the Company, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, other than those jurisdictions as to which the failure to be so licensed, qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.    The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable against it in accordance with its terms.
3.    The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their terms.
4.    Assuming the due authorization, execution and delivery of the Original Mortgage Indenture and the supplements thereto (other than the Supplemental Indenture) by the Company and the Mortgage Trustee, the Mortgage Indenture is valid and legally binding on the Company and enforceable against it in accordance with its terms.
5.    The Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, and constitutes the legal, valid and binding contract of the Company enforceable against it in accordance with its terms.
6.    The First Mortgage Bonds delivered on the date hereof have been authorized by all necessary corporate action on the part of the Company, have been duly executed by the Company, and assuming the due authentication thereof by the Mortgage Trustee under the Mortgage Indenture, have been duly issued, and constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their terms and are entitled to the benefits and security of the Mortgage Indenture, in accordance with their terms.
7.    The First Mortgage Bond Documents have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their terms.
8.    The offer, issuance and sale of the Notes and the issuance of the First Mortgage Bonds have been duly authorized and approved by the New Jersey Board of Public Utilities (the “Board”) and such authorization and approval is still in full force and effect; no other approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Governmental Authority, Federal or state, is necessary in connection with (a) the execution or delivery by the Company of the Note Purchase Agreement, the Supplemental Indenture, the Notes, the First Mortgage Bonds or the First Mortgage Bond Documents or (b) the performance by the Company of the Note Purchase Agreement, the Supplemental Indenture, the Notes, the First Mortgage Bonds, the First Mortgage Bond Documents or the Mortgage Indenture, except for such approvals of the Board of the Original Mortgage Indenture and the supplements thereto (other than the Supplemental Indenture which has been duly authorized and approved by the Board) and for such filings as may be necessary to perfect or maintain the perfection of the Lien created by the Mortgage Indenture.
9.    The execution and delivery of the Note Purchase Agreement, the Supplemental Indenture, the Notes, the First Mortgage Bonds and the First Mortgage Bond Documents, by the Company do not, and the performance of the Note Purchase Agreement, the Supplemental Indenture, the Notes, the First Mortgage Bonds, the First Mortgage Bond Documents and the Mortgage Indenture as therein contemplated will not (a) violate any provision of any applicable law, rule or regulation to which the Company is subject or any order of any court, or of any other agency of government presently in effect to which the Company is subject, (b) violate the Certificate of Incorporation or By‑Laws of the Company, (c) result in a breach of, or constitute a default under any indenture, mortgage, contract or other instrument listed on Exhibit B attached hereto, to which the Company is a party or by which the Company or any of its properties and assets are bound, (d) result in the creation or imposition of any Lien on, or security interest in, any assets of the Company (other than the Lien of the Mortgage Indenture) or (e) result in a breach of, or constitute a default under, any order, judgment, decree or ruling of any court binding on the Company.
10.    To our knowledge, the Company is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The issuance of the Notes and the First Mortgage Bonds by the Company is not subject to regulation under the Public Utility Holding Company Act of 2005.
11.    Neither the issuance of the Notes and the First Mortgage Bonds nor the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note Purchase Agreement violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
12.    The issuance, sale and delivery of the Notes and the issuance of the First Mortgage Bonds under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes or the First Mortgage Bonds under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Note or the First Mortgage Bonds issued on the date hereof.
13.    The provisions of the Supplemental Indenture and the Mortgage Indenture are effective to create, in favor of the Mortgage Trustee, for the benefit of the holders of the First Mortgage Bonds, a legal, valid, and enforceable lien and security interest in all right, title, and interest of the Company in the Trust Estate, entitling such holders to an equal and ratable share of such Trust Estate with the other holders of bonds under the Mortgage Indenture (except as otherwise provided in the Mortgage Indenture and except to the extent that enforcement of such lien may be limited by the effect of certain laws and judicial decisions upon the remedies provided for in the Mortgage Indenture, which, however, do not make the remedies afforded inadequate for the practical realization of the security and benefits provided by the Mortgage Indenture).
14.    The Mortgage Indenture and any necessary related financing statements have been duly filed and recorded in all jurisdictions in which it is necessary for such instruments to be filed and recorded in order to constitute a lien of record on the property subject thereto. No other filing or recordation is presently necessary in order to perfect the lien of the Mortgage Indenture on such properties.
15.    To the best of our knowledge, all fees or taxes in connection with the filing and recording of the Mortgage Indenture have been paid.
With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS
The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:
1.    The Company is a corporation validly existing and in good standing under the laws of the State of New Jersey.
2.    The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Company, enforceable against the Company in accordance with their respective terms.
3.    The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
The opinion of Schiff Hardin LLP shall also state that the opinion of Chapman and Cutler, LLP, is satisfactory in scope and form to Schiff Hardin LLP and that, in their opinion, the Purchasers are justified in relying thereon.
In rendering the opinion set forth in paragraph 1 above, Schiff Hardin LLP may rely, as to matters referred to in paragraph 1, solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of New Jersey. The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the Federal laws of the United States.
With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

EXHIBIT 2
(to Note Purchase Agreement)